PURCHASE AGREEMENT





                                     Among





                           SEBASTIANI VINEYARDS, INC.,



                          TUOLOMNE RIVER VINTNERS GROUP



                                      and



                         CANANDAIGUA WINE COMPANY, INC.





                          Dated as of January 30, 2001



                              --------------------





                          SALE OF TURNER ROAD VINTNERS

                               TABLE OF CONTENTS


ARTICLE 1 PURCHASE AND SALE OF ASSETS........................................1
   1.1        Purchase of Assets; Assumption of Liabilities..................1
   1.2        Non-Assignable Agreements and Rights...........................4
   1.3        Closing; Closing Purchase Price Allocation.....................4
   1.4        Closing Purchase Price Adjustment..............................6
   1.5        Inventory Adjustment...........................................8

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................8
   2.1        Corporate Organization; Qualification..........................8
   2.2        Authorizations; Etc............................................8
   2.3        No Violation...................................................9
   2.4        Financial Statements...........................................9
   2.5        Absence of Certain Changes.....................................10
   2.6        Assets of Business.............................................10
   2.7        Title to Assets................................................10
   2.8        Trademarks and Intellectual Property...........................11
   2.9        Litigation.....................................................11
   2.10       Compliance with Law............................................11
   2.11       Tax Matters....................................................12
   2.12       Employees......................................................12
   2.13       Benefit Plans; ERISA...........................................14
   2.14       Insurance......................................................16
   2.15       Contracts; No Default..........................................16
   2.16       Customers and Suppliers........................................16
   2.17       Licenses and Registrations.....................................16
   2.18       Books and Records..............................................17
   2.19       As Is, Where Is Sale...........................................17
   2.20       No Other Representations or Warranties.........................17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER............................20
   3.1        Corporate Organization; Etc....................................20
   3.2        Authorization; Etc.............................................20
   3.3        No Violation...................................................20
   3.4        Consents and Approvals of Governmental Authorities.............21
   3.5        Funds..........................................................21
   3.6        Omitted........................................................21
   3.7        Disclosure of Information......................................21
   3.8        Investment Experience..........................................21
   3.9        Omitted........................................................21
   3.10       No Other Representations or Warranties.........................21

ARTICLE 4 CONDUCT OF BUSINESS PENDING THE CLOSING DATE.......................22
   4.1        Regular Course of Business.....................................22
   4.2        Organization...................................................23

   4.3        Insurance; Property............................................23
   4.4        No Default; Amendment..........................................23
   4.5        Compliance with Laws...........................................23
   4.6        No Acquisitions; Exclusivity...................................23

ARTICLE 5 COVENANTS OF SELLERS AND BUYER.....................................24
   5.1        Full Access....................................................24
   5.2        Consents, Removal of Objections................................24
   5.3        Employees......................................................25
   5.4        Further Assurances.............................................25
   5.5        Public Announcements...........................................26
   5.6        Actions of Buyer Affecting Representations and Warranties......26
   5.7        Actions of Sellers Affecting Representations and Warranties....26
   5.8        Notification; Updates to Disclosure Schedule...................26
   5.9        Conduct Pending the Closing....................................27
   5.10       Access by Sellers; Books and Records...........................27
   5.11       Plant Closings.................................................28
   5.12       Certain Financial Information..................................28
   5.13       Bulk Sales.....................................................29
   5.14       Distributors...................................................29
   5.15       Mutual Assistance on Accounts Receivable.......................29
   5.16       Transition Services............................................29
   5.17       Title Matters..................................................29
   5.18       Liens..........................................................29
   5.19       Sellers' Financial Statements..................................29
   5.20       Business Information...........................................30

ARTICLE 6 CONDITIONS TO BUYER'S OBLIGATIONS..................................31
   6.1        Representations and Warranties True............................31
   6.2        Performance....................................................31
   6.3        Consents.......................................................31
   6.4        HSR; No Proceeding or Litigation...............................31
   6.5        Opinions of Counsel............................................32
   6.6        Certificates...................................................32
   6.7        Adverse Changes................................................32
   6.8        Funds..........................................................32
   6.9        Title to Real Property.........................................32
   6.10       FIRPTA Certificate.............................................32
   6.11       Transitional Services..........................................33
   6.12       List of Payable and Accounts Receivable........................33

ARTICLE 7 CONDITIONS TO SELLER'S OBLIGATIONS.................................33
   7.1        Representations and Warranties True............................33
   7.2        Performance....................................................33
   7.3        HSR; No Proceeding or Litigation...............................33
   7.4        Consents.......................................................34
   7.5        Opinions of Counsel............................................34

   7.6        Certificate....................................................34
   7.7        Transitional Services..........................................34

ARTICLE 8 TERMINATION AND ABANDONMENT........................................34
   8.1        Methods of Termination.........................................34
   8.2        Procedure upon Termination.....................................34

ARTICLE 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY..............35
   9.1        Survival of Representations and Warranties and Covenants.......35
   9.2        Indemnification by Sellers.....................................35
   9.3        Indemnification by Buyer.......................................36
   9.4        Termination of Indemnification.................................37
   9.5        Procedures Relating to Indemnification.........................37
   9.6        Sellers' Representative........................................38

ARTICLE 10 MISCELLANEOUS PROVISIONS..........................................39
   10.1       Arbitration....................................................39
   10.2       Amendment and Modification.....................................39
   10.3       Waiver of Compliance...........................................39
   10.4       Expenses; Attorneys' Fees......................................39
   10.5       Notices........................................................40
   10.6       Assignment.....................................................41
   10.7       Governing Law..................................................41
   10.8       Counterparts...................................................42
   10.9       Entire Agreement...............................................42
   10.10      Third Party Beneficiaries......................................42
   10.11      Certain Definitions............................................42

Schedules
---------

1.1(a)(i)         Real Property
1.1(a)(iv)        Equipment
1.1(a)(v)         Contracts
1.1(a)(vii)       Inventory
1.1(a)(ix)        Intellectual Property
1.1(b)(iv)        Promotional Spending
1.1(c)            Excluded Assets
1.4(a)            Accounting Methodology
1.4(c)            Inventory Procedures
2.5(a)            Changes in Credit or Promotional Practices
2.7               Security Interests
2.8               Trademark Registration Numbers
2.12(g)           Terminated Employees
2.12(h)           Transferred Employees
2.16              Changes in Customers or Suppliers
2.22              Distributors

2.23 Zoning Restrictions and Special Taxes, Affecting, and Obligations to Encumber Real Property
5.3               Unavailable Employees
6.3               Required Consents to Assignment of Contracts
6.9               Title to Real Property


Disclosure Schedule
-------------------

2.1               Organization
2.3               No Violation
2.6               Assets of the Business
2.9               Litigation
2.10              Compliance with Law
2.12              Employees
2.13              Benefit Plans
2.14              Insurance
2.15              Contract Consents
2.16              Adverse Change
2.17              Licenses and Permits
2.23              Real Property


Exhibits
--------

A                 Escrow Agreement
B                 Financial Statements
C                 Funding Commitment
D                 Transitional Services Agreement
E                 Opinion of Sellers' Counsel
F                 Opinion of Buyer's Counsel

                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT dated as of January 30, 2001 (this "Agreement"), is among SEBASTIANI VINEYARDS, INC., a Delaware corporation ("SVI"), and Tuolomne River Vintners Group, a California partnership, (the "TRVG" and together with SVI, "Sellers") and Canandaigua Wine Company, Inc., a New York corporation ("Buyer") and solely for purposes of Section 9.6, Richard Cuneo. Capitalized terms used herein are defined in Section 10.11.

     Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, certain property and assets of Sellers relating to SVI's wine production, sales, marketing and distribution business currently conducted under the TRV Trademarks (the "Business") on the terms and subject to the conditions hereinafter set forth.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                           PURCHASE AND SALE OF ASSETS

     1.1 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES.

          (a) PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions of this Agreement, Sellers will sell, transfer, convey and assign to Buyer, and Buyer will purchase from Sellers all right, title and interest of Sellers as of the Closing in the following (collectively, the "Assets") with the understanding that SVI will remain in the wine production, sales, marketing and distribution business not associated with the TRV Trademarks:

               (i) the real property located in Lodi,  California,  described in
          Schedule 1.1(a)(i) hereto (the "Real Property");

               (ii) all rights, privileges and easements appurtenant to the Real Property (collectively, "Appurtenances");

               (iii) all structures, buildings, building systems (including without limitation roof, HVAC, electrical, plumbing, sprinklers and fire safety systems), irrigation systems, fixtures and other improvements, together with the systems and facilities servicing such structures, located on the Real Property (collectively, "Improvements");

               (iv) all (A) machinery, tools, appliances, vehicles, furniture, equipment, cooperage, barrels and other personal property and fixtures used in the Business, wherever located, including, but not limited to, that described in Schedule 1.1(a)(iv) hereto, and (B) machinery, tools, appliances, vehicles, furniture, equipment, cooperage, barrels and other personal property and fixtures, whether or not used in the Business, if located on the Real Property ((A) and (B) collectively, "Equipment");

               (v) the contracts set forth in Schedule 1.1(a)(v) hereto and any grape purchase contracts entered into by SVI prior to the Closing Date in accordance with Section 4.1 (collectively, the "Contracts");

               (vi) all intellectual property rights to the brand names "Farallon," "Talus," "Heritage," "Vendange," "Nathanson Creek" and "La Terre" (the "TRV Brandnames") and to the names "Turner Road Vintners" and "Humphrey & Brown International Wine Marketers," and the domain
          names       "www.humphreybrown.com,"       "www.humphreyandbrown.com,"
          "www.turnerroadvintners.com,"               "www.faralloncellars.com,"
          "www.taluscellars.com,"                  "www.heritage-vineyards.com,"
          "www.heritagevineyards.com,"                "www.heritagecellars.com,"
          "www.heritagewinery.com,"                    "www.nathansoncreek.com,"
          "www.vendange.com," and "www.laterrecellars.com" and the goodwill associated with such TRV Brandnames, names and domain names, whether registered or not (collectively, the "TRV Trademarks");

               (vii) all (A) finished goods of the Business, including bottled wines labeled with TRV Brandnames, unlabeled case goods, and bulk wines, and (B) raw materials (whether expensed or not), including work in process, of the Business, and retail sales merchandise and supplies, consumable manufacturing supplies, spare parts and repair materials acquired in the course of Sellers' Business, as the same may exist at the close of business on the day before the Closing Date (including, without limitation, those listed in Schedule 1.1(a)(vii) hereto, other than such items sold or otherwise disposed of in the ordinary course of business prior to the Closing Date) (the "Inventory");

               (viii) all accounts receivable and notes receivable owed to Sellers that relate exclusively to the Business ("Receivables");

               (ix) all formulae, recipes, and blending instructions currently used in the Business or necessary to enable the Buyer to operate the Business, and all right, title, and interest in and to any patents and any pending patent applications, and in and to any copyrights, trademarks or services marks, or other intellectual property right, whether registered or not, in any trade dress, label designs, bottle designs, and other designs, advertising campaigns and layouts, trade secrets, inventions, models, manufacturing know-how, and any other similar intellectual property rights related to the operation of the Business, together with the goodwill of the Business symbolized thereby, including, without limitation, that listed in Schedule 1.1(a)(ix);

               (x) copies of all Sellers' books and records necessary for the conduct of the Business;

               (xi) any other intangible personal property now or hereafter owned by Sellers and relating to the operation of the Business, the ownership or use of the Real Property or any of the foregoing Assets, and all transferable permits, licenses and approvals and other rights necessary to utilize the Assets and enjoy the benefits of the Business; and

               (xii) any assets reflected in the Closing Balance Sheet and not set forth above.

          (b) ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions of this Agreement, Buyer shall assume on the Closing Date and shall pay, perform and discharge when due the following obligations and liabilities of Sellers (the "Assumed Liabilities"):

               (i) all obligations and liabilities of SVI under the Contracts, exclusive of (A) payments of money to be made by the Sellers on or after the Closing Date, the obligation for which arose prior to the Closing Date (except to the extent Buyer has assumed such obligation pursuant to subparagraph (ii) below), (B) obligations of the Sellers to indemnify other parties to the Contracts for acts or omissions of the Sellers or their Affiliates prior to the Closing Date, (C) liabilities under the Contracts arising out of or otherwise in respect of any breach by Seller of the terms of such Contracts prior to the Closing Date, and (D) liabilities to any third parties under any of the Contracts deemed to be not assigned to Buyer pursuant to Section 1.2(a) arising prior to the date all consents necessary to the assignment of such Contract have been obtained;

               (ii) all accounts payable and accrued expenses and wine and grape purchases payable by Sellers that relate exclusively to the Business and have been taken into account in computing the Closing Purchase Price (or, if adjusted, the Adjusted Closing Purchase Price);

               (iii) all obligations and liabilities for refunds, adjustments, promotional and other allowances, exchanges, returns, and warranty, guarantee and merchantability claims in respect of any and all products sold or manufactured by SVI in connection with the Business at any time before, on or after the Closing Date, but only if such liability has, and only to the extent of, a corresponding accrual, and has been taken into account in computing the Closing Purchase Price (or, if adjusted, the Adjusted Closing Purchase Price), except that such assumption of responsibility shall not include any liability or obligations of the Seller in the nature of product liability, negligence or strict liability arising from actions or omissions by Sellers or their Affiliates occurring on or prior to the Closing Date; and

               (iv) all obligations and liabilities relating to or arising from the Buyer's conduct of the Business or use of the Assets from and after the Closing Date, including Sellers' promotional commitments and obligations, consistent with Sellers' past practices, which are payable, performable and incurred after the Closing Date and will not exceed in aggregate during the six months following the Closing Date an amount equal to the total dollars per case allowable for the number of cases sold under all of the brands as set forth on Schedule 1.1(b)(iv).

Notwithstanding the foregoing, the Sellers shall be responsible for all liabilities and obligations not expressly assumed by the Buyer under this Agreement (collectively the "Retained Liabilities"), including and not by way of limitation (a) liabilities relating to employee benefits, severance pay, vacation pay, or the Company Plans to employees, (b) tax liabilities, including and not by way of limitation, income, excise, sales, use, gross receipts, gross revenues, franchise, employment, payroll or property relating to the Business or the Purchased Assets for any period ending on or prior to the Closing Date or arising out of the transactions contemplated by this Agreement, except as expressly assumed by Buyer under Section 1.3(c), (c) violations by Sellers or their Affiliates of those laws described in Section 2.10, (d) liabilities arising out of contracts other than those assumed with respect to the Contracts,
(e) claims by Distributors arising out of the operation of the Business prior to Closing or out of the transactions contemplated by this Agreement, (f) liabilities under Environmental Laws or other Legal Requirements arising out of the treatment, storage, disposal, recycling, reuse or arrangements for disposal (whether at the Real Property or other locations) of wastes and Hazardous Substances generated, used, handled or transported by or on behalf of Sellers in connection with the operation of the Business or the use and occupancy of the Real Property on or prior to the Closing Date, (g) any breach by Sellers of the terms of a Contract or obligation to indemnify a party for the acts of the Sellers, (h) any products liability claims arising out of any product or services sold or manufactured by Sellers in connection with the operation of the Business on or prior to the Closing Date, whether based on contract, tort (including negligence), warranty or strict liability, or (i) except as assumed under Section 1.1(b), any claims which may also be imposed on the Buyer by virtue of "successorship", "de facto merger", "mere continuation" or other, similar principles of law.

          (c) EXCLUDED ASSETS. Notwithstanding any other provision of this Agreement, Sellers will not sell to Buyer, and Buyer will not acquire any interest in, the assets listed or described in Schedule 1.1(c) (the "Excluded Assets").

     1.2 NON-ASSIGNABLE AGREEMENTS AND RIGHTS.

          (a) NON-ASSIGNABILITY. To the extent any lease, contract or other agreement or any license, permit or approval is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or a party thereto (other than the Sellers) or any third party (including a government or governmental unit), or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense thereof.

          (b) BUYER AND SELLERS TO USE REASONABLE EFFORTS. The Buyer and the Sellers agree to use reasonable efforts to obtain the consents and waivers referred to in Subsection (a) above, and to obtain any other consents and waivers necessary to assign, convey, settle, deliver and transfer the Assets.

          (c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. If any consent or waiver referred to in Subsection (a) above is not obtained, then to the extent that such consent or waiver is not a condition precedent to the Closing the Sellers shall (i) provide Buyer the benefits of the relevant permit, license, approval, lease, contract or other agreement, (ii) cooperate in any arrangement, reasonable and lawful as to both the Buyer and the Sellers, designed to afford to the Buyer the benefits of the Business and the Assets, and (iii) continue with the Buyer to attempt to obtain such consent or waiver.

     1.3 CLOSING; CLOSING PURCHASE PRICE ALLOCATION.

          (a) THE CLOSING. The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall be held at the offices of Morrison & Foerster LLP, 425 Market St., San Francisco, California, at 10:00 a.m. on a date to be mutually agreed upon between the parties, which shall be the later of March 15, 2001, or the second business day after satisfaction of the condition to closing set forth in
     Section 7.3(a), or, if the other conditions to the Closing shall not have been satisfied or waived by such date, as soon thereafter as is practicable once such conditions are satisfied or waived (the date on which the Closing shall occur being referred to herein as the "Closing Date"). Without limiting the foregoing, the parties acknowledge that their mutual desire is to close on March 1, 2001, or as soon thereafter as is reasonably possible and will endeavor to do so.

               (i) At the Closing, Buyer shall deliver to the Sellers:

                    (A) by wire transfer to a single bank account (designated in writing by the Sellers at least two business days prior to the Closing Date), immediately available funds in an amount equal to the "Total Shareholders Equity" as shown on the Pro Forma Closing Balance Sheet less the Inventory Adjustment plus $170,000,000 (the "Closing Purchase Price"), less $15,000,000 to be held by a third party as an escrow or retainage (the "Escrow");

                    (B) instruments of assumption in form and substance reasonably satisfactory to Sellers and their counsel evidencing and effecting the assumption by Buyer of the Assumed Liabilities and such other documents as are specifically required by this Agreement.

               (ii) At the Closing, Buyer shall deliver the Escrow to a third party escrow agent (the "Escrow Agent"), mutually agreeable to the parties, pursuant to an Escrow Agreement attached as EXHIBIT A (the "Escrow Agreement"). The Escrow will be placed in an interest bearing account. The interest will be paid to the parties based on the distribution of the Escrow. Any amount remaining in the Escrow after the first anniversary of the Closing Date will be paid to the Sellers. Buyer will be permitted to offset amounts due to Buyer from the Sellers against the amounts in escrow.

               (iii) At the Closing, Sellers shall deliver or cause to be delivered to Buyer executed instruments of sale, assignment, transfer and conveyance in form and substance reasonably satisfactory to Buyer and its counsel evidencing and effecting the sale and transfer to Buyer of the Assets (it being understood that such instruments shall not require Sellers to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement). Sellers agree to convey, and Buyer agrees to accept, title to the Real Property, Appurtenances and Improvements by grant deed and Seller shall remove prior to Closing any mortgage or deed of trust liens regarding the Real Property and/or Leased Property.

          (b) CLOSING PURCHASE PRICE ALLOCATION. The Closing Purchase Price shall be allocated (the "Allocation") in the following manner:

               (i) $170 million shall be allocated to the Assets of TRVG; and

               (ii) the balance of the Closing Purchase Price (or, if adjusted, the Adjusted Closing Purchase Price) shall be allocated to the Assets of SVI; provided, however, in the event the appraisal of the Assets of SVI is higher than the Closing Purchase Price less the sum of $170 million, then the above allocation of Closing Purchase Price to TRVG shall be reduced by the amount such appraisal exceeds the Closing Purchase Price less the sum of

          $170 million. The Assets of SVI will be appraised by an appraisal firm selected by Buyer which is reasonably satisfactory to Sellers, and such appraisal shall be completed and approved by Buyer and Sellers as soon after the Closing Date as is reasonably practicable. The parties agree that the Allocation will be used by the parties in reporting the transaction contemplated by this Agreement for federal and state income tax purposes. Neither the appraisal provided for in this subsection, nor the Allocation shall affect the amount of the aggregate Closing Purchase Price or the amount of the aggregate Adjusted Closing Purchase Price.

          (c) PAYMENT OF TRANSFER TAXES. Buyer shall pay all sales, transfer or use taxes and assessments arising from the sale or transfer of the Assets hereunder. Buyer shall pay any premium for title insurance and endorsements on the Real Property issued to Buyer at Closing. Property taxes on the Real Property, Appurtenances and Improvements shall be prorated between Buyer and SVI on a pro rata basis as of the Closing Date. If Closing occurs before the actual taxes and assessments payable during such year are known, the proration of taxes shall be upon the basis of taxes and assessments for the Real Property and Improvements payable during the immediately preceding year; provided, however, that if the taxes and assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes and assessments payable during the preceding year, Sellers and Buyer promptly shall adjust the proration made at Closing and Sellers or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment. This covenant shall not merge with the deed delivered hereunder but shall survive the Closing.

     1.4 CLOSING PURCHASE PRICE ADJUSTMENT.

          (a) PREPARATION OF CLOSING BALANCE SHEET. Within 45 days after the Closing Date, SVI shall cause to have prepared and delivered to Buyer (i) an audited closing balance sheet for the Business (the "Closing Balance Sheet") as of the close of business on the Closing Date and related audited income statement for the period then ended and (ii) an audited balance sheet for SVI as of the close of business on the Closing Date and related audited income statement for the period then ended (determined on a pro forma basis as though the parties had not consummated the transactions contemplated by this Agreement). Buyer shall assist SVI in the preparation of the Closing Balance Sheet and shall provide SVI and its representatives access at all reasonable times to the personnel, properties, books and records of the Business for such purpose. Such Closing Balance Sheet and related income statement shall be prepared consistent with the Accounting Methodology and using generally accepted accounting principles, consistently applied, except as set forth in the Accounting Methodology and shall take account of the results of the physical inventory and inspection of the Assets and Business set forth below. During the 45 days immediately following Buyer's receipt of the Closing Balance Sheet, Buyer will be permitted to review SVI's working papers relating to the Closing Balance Sheet. The Closing Balance Sheet shall become final and binding upon the parties on the 45th day following receipt thereof by Buyer unless Buyer gives written notice of its disagreement ("Notice of Disagreement") to SVI prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by SVI, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date the Accounting Firm completes a Final Closing

     Balance Sheet. During the ten business days immediately following the delivery of a Notice of Disagreement, SVI and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, SVI shall have access to the working papers of Buyer prepared in connection with Buyer's preparation of the Notice of Disagreement. At the end of such ten business day period, SVI and Buyer shall immediately submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were included in the Notice of Disagreement. Within ten (10) business days of such submission to the Accounting Firm, each of the parties and their accountants shall be afforded the opportunity to present their positions as to such Closing Balance Sheet to the Accounting Firm. Within 45 days of such submission to the Accounting Firm, the Accounting Firm shall resolve all matters remaining in dispute and, based on such resolution, adjust the Closing Balance Sheet accordingly (as adjusted, the "Final Closing Balance Sheet"). The Final Closing Balance Sheet shall be binding on the parties. In resolving all matters in dispute, the Accounting Firm shall apply the standards set forth above for preparation of the Closing Balance Sheet to determine whether the Closing Balance Sheet was prepared in accordance with such standards. Such determination shall be made without reference to the Pro Forma Closing Balance Sheet. The Final Closing Balance Sheet shall become final and binding on Buyer and Sellers on the date the Accounting Firm delivers its final resolution to the parties. The Accounting Firm shall be mutually agreeable to the Buyer and Sellers and shall be a nationally recognized independent accounting firm. The fees of the Accounting Firm pursuant to this Section 1.4 shall be borne 50% by Buyer and 50% by SVI.

          (b)  ADJUSTMENT.  The Closing  Purchase  Price shall be  increased  or decreased, dollar for dollar, for any differences between "Total Shareholders Equity" as set forth on the Pro-Forma Balance Sheet and as set forth on the Closing Balance Sheet or, if disputed, the Final Closing Balance Sheet (the Closing Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted Closing Purchase Price"). If the Closing Purchase Price is less than the Adjusted Closing Purchase Price, Buyer shall, and if the Closing Purchase Price is more than the Adjusted Closing Purchase Price, Sellers shall, within 10 business days after the Closing Balance Sheet or Final Closing Balance Sheet, as the case may be, becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its base rate, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment.

          (c) PRE-CLOSING INVENTORY. From the date hereof until the Closing Date, Sellers, Buyer and their representatives (including accountants, engineers and consultants) shall cooperate to perform a physical inventory and inspection of the Assets and Business for purposes of creating the Closing Balance Sheet (the "Pre-Closing Inventory"). The parties shall complete the Pre-Closing Inventory prior to Closing on the nearest date to Closing as is reasonably practicable. The Pre-Closing Inventory shall be conducted at such times as are reasonably necessary to complete the Pre-Closing Inventory on that date. As part of the Pre-Closing Inventory, Buyer shall be permitted to inspect the condition of, and sample the Assets in light of Sellers' representations and warranties hereunder; provided that, such inspection shall be conducted in a reasonable fashion so as to not interfere unreasonably with the operations of Sellers and so as to prevent any material adverse effect on any Assets. For purposes of creating the Closing Balance Sheet, Sellers and Buyer shall follow the procedures set forth in Schedule 1.4(c) hereto and shall be bound by the provisions thereof for determining the quantity of Inventory and whether such Inventories are merchantable.

     1.5 INVENTORY ADJUSTMENT. For the purposes of calculating the Closing Purchase Price and the Adjusted Closing Purchase Price, the "Net Inventory" set forth on the Pro Forma Closing Balance Sheet, the Closing Balance Sheet, and the Final Closing Balance Sheet shall be reduced by $31,200,000 (the "Inventory Adjustment").

                                   ARTICLE 2
                                   ---------

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as and to the extent set forth in the DISCLOSURE SCHEDULE delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), SVI and TRVG, severally and jointly, hereby represent and warrant to Buyer on the date hereof and on and as of the Closing Date as follows:

     2.1 CORPORATE ORGANIZATION; QUALIFICATION.

          (a) SVI ORGANIZATION. SVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; SVI has full power and authority to carry on the Business as it is now being conducted and to own, lease and operate its properties and assets; and SVI has made available to Buyer complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect. The DISCLOSURE SCHEDULE lists all jurisdictions in which SVI is qualified or licensed to do business, and such jurisdictions are all jurisdictions necessary for conduct of the Business.

          (b) TRVG ORGANIZATION. TRVG is a general partnership duly organized, validly existing and in good standing under the laws of the State of California; TRVG has full power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and TRVG has made available to Buyer complete and correct copies of TRVG's Partnership Agreement, as currently in effect. The DISCLOSURE SCHEDULE lists all jurisdictions in which TRVG is qualified or licensed to do business, and such jurisdictions are all jurisdictions necessary for conduct of the Business.

     2.2 AUTHORIZATIONS; ETC.

          (a) SVI AUTHORITY. SVI has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and stockholders of SVI have taken all action required to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SVI, and no other corporate or other action is necessary to effect such execution and delivery; and this Agreement is the valid and binding obligation of SVI, enforceable in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally, and (ii) courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money.

          (b) TRVG AUTHORITY. TRVG has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The partners of TRVG have taken all action required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TRVG, this Agreement is the valid and binding obligation of TRVG, enforceable in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally, and courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money.

     2.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of SVI or the Partnership Agreement of TRVG. Neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby will:

          (a) require Sellers to obtain any consent, approval, authorization or permit of, or make any filing with or provide any notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act, (B) pursuant to state securities laws, or (C) pursuant to laws, rules and regulations regulating the production and sale of alcoholic beverages, if any are applicable;

          (b) with respect to Contracts between SVI and SVI's distributors, except as set forth in the DISCLOSURE SCHEDULE, require any payment or the incurring of any obligation on the part of SVI or result in a loss of rights or default, with or without notice or lapse of time, under the terms, conditions or provisions of any such contracts or agreements, except for such defaults as to which requisite waivers or consents have been obtained;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers or the Assets; or

          (d) result in the creation or imposition of any Security Interest on any of the Assets.

     2.4 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT B are true and correct copies of (i) the unaudited balance sheet of the Business, properly adjusted for the Excluded Assets, as of December 31, 2000 (the "Balance Sheet"), related unaudited income statement for the six month period then ended, and footnotes and details thereto, and (ii) the unaudited balance sheet of the Business as of June 30, 2000, related unaudited income statement for the fiscal year then ended, and footnotes and details thereto. Buyer shall have access to the work papers of Sellers' accountants used in the preparation of the Balance Sheet and all financial statements of the Sellers which relate in whole or in part to the Business. The Balance Sheet and related unaudited income statement, and the unaudited balance sheet of the Business as of June 30, 2000, and related unaudited income statement (A) have been prepared consistent with the Accounting

Methodology and using generally accepted accounting principles, consistently applied, except as set forth in the Accounting Methodology, (B) fairly present the financial condition, and results of operations of the Business as of dates and for the periods referred to therein, and (C) are consistent with the books and records of the Business.

     2.5 ABSENCE OF CERTAIN CHANGES.

          (a) OPERATIONS. Since the date of the Balance Sheet there has not been
     (i) any adverse change in (A) the business, financial condition or operations of the Business, (B) the Assets or (C) Sellers' relationships with suppliers, customers, distributors, lessors or others relating to the Business except, in each case, changes in the ordinary course of business;
     (ii) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Assets; (iii) the creation of any Security Interest with respect to any Assets, except in the ordinary course of business; (iv) except as set forth on Schedule 2.5(a), any change in the credit practices, promotional practices or pricing practices of Sellers with respect to the Business or in Sellers' method of maintaining the Business's books, accounts or business records; (v) any acquisition of any assets, or lease of any assets from any other Person, relating exclusively to the Business except in the ordinary course of business consistent with past practice; (vi) any sale or other transfer of any assets relating exclusively to the Business to any other Person, except in the ordinary course of business consistent with past practice; (vii) any action that would result in a violation or breach of, or a default under, any Contract or any contract by which any of the Assets is bound; (viii) any transaction involving the Business outside the ordinary course of business; or (ix) the execution or creation of, or any amendment or termination of, any Contract or any contract by which any of the Assets is bound, except in the ordinary course of business.

          (b) COMPENSATION. Since the date of the Balance Sheet, there has not been any increase in the compensation or benefits payable or to become payable by Sellers to any Employees working solely for the Business, except for increases in the normal course of business and except for increases involving payments or obligations on the part of Sellers that in the aggregate are less than One Hundred Thousand Dollars ($100,000) per annum.

     2.6 ASSETS OF BUSINESS. The Assets constitute all of the assets held for use or used primarily in connection with the Business and are adequate to carry on the Business as currently conducted. All of the tangible personal property included in the Assets that is necessary for or used in the operation of the Business is in good operating condition and repair, except for ordinary wear and tear. The Accounts Receivable represent bona fide sales at arm's length to customers of the Business, are not subject to any set-offs, counterclaims, deductions, rights to return, or agreements for deduction, free goods, discounts or other deferred price or quantity adjustments which do not have a sufficient corresponding accrual. The Accounts Receivable are collectible in accordance with their terms except to the extent of a sufficient reserve.

     2.7 TITLE TO ASSETS. Except for Real Property and Leased Property referenced in Section 2.23, Sellers have good and valid title to all the Assets, free and clear of all Security Interests of any nature whatsoever, except

          (a) such as are disclosed on Schedule 2.7,

          (b) liens for (i) taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, or (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business that do not, in the aggregate, represent encumbrances on the Assets in excess of $30,000 (liens set forth in subsection (ii) collectively referred to herein as the "Permitted Liens").

     2.8 TRADEMARKS AND INTELLECTUAL PROPERTY. Sellers own the TRV Trademarks and the intellectual property set forth on Schedule 1.1(a)(ix) (the TRV Trademarks and scheduled intellectual property collectively referred to herein as the "Intellectual Property"), whether registered or not, free and clear of all liens, charges, claims, options, pledges, licenses, security interests, or similar restrictions except for licenses included in the Contracts, if any, and licenses previously granted to Buyer. There are no trademarks, service marks, trade names, copyrights, patents, or other intellectual property owned or licensed by the Sellers and used in the conduct of the Business, other than the Intellectual Property. Neither the use, nor the registration, of the Intellectual Property conflicts with the rights of any other Person, and no other Person's operations conflict with the use or registration of the Intellectual Property. There are no claims, suits or proceedings pending or to the knowledge of the Sellers threatened against or by SVI or TRVG claiming either an infringement or conflict by SVI or TRVG of or with any rights of any Person or an infringement or conflict by any Person of or with any of the Intellectual Property. To the knowledge of the Sellers, no intellectual property right of any third party will be infringed by the use by the Buyer of the Intellectual Property, provided such use is not materially different from the manner in which such Intellectual Property has been used by Sellers. Except as set forth on the DISCLOSURE SCHEDULE, the TRV Trademarks are registered, solely in the name of TRVG, (A) on the Principal or Supplemental Register of the United States Patent and Trademark Office, and (B) with the appropriate foreign authorities necessary for protection of the TRV Trademarks in all foreign markets where the TRV Trademarks are used, and each registration is valid, in full force and effect, and enforceable. The United States Patent and Trademark Office registration numbers, foreign registration numbers, and corresponding TRV Trademarks are set forth on Schedule 2.8 hereto. All of the Intellectual Property is in use in the jurisdictions in which it is registered, and no such use has been discontinued for a period in excess of three (3) consecutive years. All copyrightable materials are works for hire, authored by employees of Sellers, or authored by third parties pursuant to written works for hire agreements giving Sellers absolute right, title and interest in and to such materials.

     2.9 LITIGATION. Except as set forth in the DISCLOSURE SCHEDULE, (i) there is no legal, administrative, arbitration or other proceeding, claim, dispute or action of any nature or inquiry or investigation pending or threatened against Sellers relating to the Business or against TRVG or any of the Assets, and (ii) none of the Assets or Sellers in relation to the Business is subject to any judgment, order or decree entered in any lawsuit or proceeding.

     2.10 COMPLIANCE WITH LAW.

          (a) GENERAL. Except as to the matters set forth in Sections 2.10(b), 2.11, 2.12 and 2.13 (which are addressed by the specific representations regarding the subject matters thereof) SVI is in compliance with all Legal Requirements applicable to the Business. Sellers have not received any notification from any governmental entity that SVI, with respect to the Business or the Assets, is in violation of any such Legal Requirements. TRVG is in compliance with all

     Legal Requirements applicable to the Business. Sellers have not received any notification that TRVG is in violation of any such Legal Requirements.

          (b) ENVIRONMENTAL. Sellers are in compliance with all Environmental Laws, and there are, and have been, no past or present events, conditions, circumstances, activities, practices, incidents, or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Laws. Except as set forth on the DISCLOSURE
     SCHEDULE, Sellers have not received from any governmental authority or other Person any notification that Sellers are in violation of any Environmental Law. SVI has all licenses, permits, registrations, and authorizations which are required for operation of the Business under any Environmental Law and/or which are required from any governmental authority having jurisdiction over any Hazardous Substance located in or on the Real Property. No Hazardous Substances have been disposed of or buried at the Real Property, nor have any been released except in full compliance with Environmental Laws. There are no Hazardous Substances present at, in, under, or upon the Real Property or the Improvements thereon and there are no underground storage tanks of any kind located on any of the Real Property, and, except as set forth on the DISCLOSURE SCHEDULE, there have not previously been any such tanks. Neither Seller is subject to any private, administrative, or judicial action relating to the present or alleged presence of Hazardous Substances in, under, or upon the Real Property or the Improvements thereon, and there are no pending or threatened actions or proceedings from any governmental authority or any other Person regarding any matter described in this paragraph (b).

     2.11 TAX MATTERS.

          (a) Each of the Sellers has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. All taxes owed by the Sellers (whether or not shown on the tax returns) have been paid. None of the Sellers currently is the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where any of the Sellers does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any tax.

          (b) The Sellers have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No stockholder, partner, director or officer (or employee responsible for tax matters) of any of the Sellers expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of any of the Sellers either (A) claimed or raised by any authority in writing or (B) as to which any of the stockholders, partners, directors or officers (or employees responsible for tax matters) has knowledge based upon personal contact with any agent of such authority.

     2.12 EMPLOYEES.

          (a) IDENTIFICATION. The DISCLOSURE SCHEDULE accurately sets forth, with respect to each employee of either Seller (including any employee of either Seller who is on a leave of absence or on layoff status) whose employment is exclusively or primarily for the Business (referred to individually as an "Employee", and collectively as the "Employees"):

               (i) the name of such Employee;

               (ii) such Employee's title;

               (iii) such Employee's annualized compensation as of the date of this Agreement; and

               (iv) each Company Plan in which such Employee participates or is eligible to participate (including, without limitation, whether such Employee is currently inactive by reasons of short term disability, long term disability, or workers compensation).

          (b) CONTRACTORS. The DISCLOSURE SCHEDULE contains a list of individuals who are currently performing services for Sellers exclusively or primarily in connection with the Business and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

          (c) TERMINABLE. The employment of each of Employee is terminable by either Seller, as applicable, at will. Neither Seller is a party to or bound by, and has never been a party to or bound by, any employment agreement (except as set forth in the DISCLOSURE SCHEDULE), or any union contract, collective bargaining agreement or similar contract in connection with the Business.

          (d)  MANUALS.  Sellers  have  made  available  to Buyer  accurate  and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, and employment agreements relating to the employment of the Employees.

          (e) LEGAL REQUIREMENTS. Sellers have complied with all Legal Requirements related to the employment of Employees. Sellers have not received any notice in writing of any claim that either Seller has not complied in any material respect with any Legal Requirements relating to the employment of Employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (f) LABOR PRACTICES. Neither Seller is engaged, and has never been engaged, in any unfair labor practice of any nature in connection with the Business. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Business or any of the Employees. There is not now pending, and to the Knowledge of Sellers no person has threatened to commence, any such slowdown, work stoppage or labor dispute in connection with the Business. Neither Seller is a party to any collective-bargaining agreement with respect to Employees and has not received notice of any proposed union certification or recognition election with respect to the Business.

          (g) TERMINATION OF EMPLOYEES. Schedule 2.12(g) sets forth a true and accurate list of those employees of the Business terminated by the Sellers within the last 90 days, and whether such termination was for cause or not.

          (h) TRANSFERS OF EMPLOYEES. Schedule 2.12(h) sets forth a true and accurate list of those employees of the Sellers and their Affiliates who have been transferred between the Sellers and their Affiliates within the twenty-four month period immediately preceding the date hereof.

     2.13 BENEFIT PLANS; ERISA.

          (a) PLANS. The DISCLOSURE SCHEDULE sets forth a true and complete list of each written or oral employee benefit plan, including any retirement or deferred compensation plan, incentive compensation plan, stock plan, including stock option plans, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, regardless of whether an "employee benefit plan," as defined in Section 3(3) of ERISA, policy or agreement (including, any employment or consulting agreement or severance agreement) that is maintained, or is or was contributed to by Sellers (all and any Member of the Controlled Group of the foregoing) (the "Company Plans"). A true and correct copy of each Company Plan as currently in effect and, if applicable, the most recent annual report, summary plan description, trust agreement and any determination letter issued by the Internal Revenue Service for each Company Plan have been delivered to or will be made available for review by Buyer. Neither Sellers nor any Member of the Controlled Group has ever maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") (including any "Multiemployer Plan," as defined in Section 3(37)(A) of ERISA) and no fact or event exists which could give rise to any liability under Title IV of ERISA or Section 412 of the Code. Neither Sellers nor any Member of the Controlled Group is, nor do any of them expect to be, subject to (1) a security interest pursuant to
     Section 412(f) of the Code or (2) a lien pursuant to Section 412(n) of the Code or Sections 4068 or 302(f) of ERISA with respect to any Company Plan.

          (b) ADMINISTRATION. Each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, complies by its terms and has been administered in compliance in all material respects with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Company Plan, including, but not limited to, ERISA and the Code.

          (c) NO PROHIBITED  TRANSACTIONS;  CLAIMS. With respect to each Company
     Plan:

               (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available; and

               (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Company Plan administration for which Company Plan administrative review procedures have not been exhausted) are pending or, to Sellers' Knowledge, threatened or imminent against or with respect to any Company Plan, any employer who is participating (or who has participated) in any Company Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Company Plan.

          (d) COBRA. All of the Company Plans, to the extent applicable, are in compliance in all material respects with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA").

          (e) NON-COBRA. Neither Seller nor any Member of the Controlled Group maintains or contributes to any plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under COBRA.

          (f) REPORTS. All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Company Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

          (g) CERTAIN QUALIFICATIONS. Each of the Company Plans that is intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify (pursuant to a current favorable determination letter) after January 1, 1989, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
     Section 501 of the Code. To Sellers' Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualification of any Company Plan and its related trust.

          (h) CONTRIBUTIONS. All required contributions to the Company Plans for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made or will have been made prior to the Closing Date by Sellers.

          (i) PREMIUMS. All insurance premiums required for insurance coverages under the Company Plans have been paid in full or will have been paid in full prior to the Closing Date, subject only to normal retrospective adjustments in the ordinary course, with regard to the Company Plans for plan years ending on or before the Closing Date.

          (j) ACCRUAL OF EXPENSES AND LIABILITIES. All expenses and liabilities relating to all of the Company Plans have been, and will on the Closing Date be, fully and properly accrued on Sellers' books and records and disclosed in accordance with generally accepted accounting principles and in the financial statements of the respective Company Plans.

          (k) AMENDMENT; TERMINATION. Each of the Company Plans provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Seller or the Business at any time without liability.

          (l) OTHER LIABILITIES. Neither Sellers nor the Business nor any Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

          (m) NEGOTIATIONS. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreement required to be listed in the DISCLOSURE SCHEDULE.

     2.14 INSURANCE. The DISCLOSURE SCHEDULE contains an accurate and complete description of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Sellers relating to the Business or the Assets.

     2.15 CONTRACTS; NO DEFAULT. Neither Seller is a party to any contract or other agreement, whether written or oral, that (i) imposes, or will impose as of the Closing Date, any Security Interest (other than the Security Interests set forth on Schedule 6.9) on any of the Assets that will not be removed on or before the Closing Date, or (ii) would prevent or threaten the consummation of the transaction contemplated by this Agreement. True and complete copies of the Contracts have been made available to Buyer prior to the execution and delivery of this Agreement. All Contracts are to Sellers' Knowledge, valid and enforceable in accordance with their respective terms; neither Seller is in default in the performance of any of its obligations thereunder; to Sellers' Knowledge, no default or event that (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute a default thereunder has occurred; and, to Sellers' Knowledge, all other parties thereto are not in default thereunder and have no counterclaims, offsets or defenses with respect thereto. Except as set forth on the DISCLOSURE SCHEDULE, all consents to the transactions contemplated by this Agreement required from parties to the Contracts have been obtained by Sellers, or will be obtained prior to the Closing Date.

     2.16 CUSTOMERS AND SUPPLIERS. Except as set forth on Schedule 2.16, since January 1, 2000, there has been no adverse change in the business relationship of Sellers with any customer or supplier which change is material to the financial condition or operations of the Business. To Sellers' Knowledge, no customer or supplier of the Business intends to materially reduce its purchases from or sales to Sellers. None of the suppliers or customers of the Business have informed the Sellers, in writing or, to Sellers' Knowledge, orally, that it does not intend to do business with the Buyer following the Closing with respect to the Business, except as may be set forth on the DISCLOSURE SCHEDULE.

     2.17 LICENSES AND REGISTRATIONS. (i) Sellers have all permits, licenses, registrations and approvals (collectively, "Approvals") necessary to conduct the Business as presently conducted and as required by applicable laws, rules and regulations, and (ii) neither Seller is in violation or breach of any of the terms, requirements or conditions of any of said Approvals. The DISCLOSURE SCHEDULE sets forth a complete and accurate listing of all of the Approvals issued to, possessed by, or otherwise in effect with respect to the Business. Such Approvals constitute all of the Approvals necessary to permit the Business to be conducted in the manner in which it is now being conducted.

     2.18 BOOKS AND RECORDS. The books of account, minute books and other corporate and partnership records of Sellers properly and fairly reflect all material transactions undertaken by Sellers and all such books and records have been maintained in accordance with good business practice. At Closing, Sellers will deliver to Buyer copies of all documents, books and records related to the operation of the Business.

     2.19 AS IS, WHERE IS SALE. Buyer acknowledges and agrees that it has been or will prior to the date hereof be given a full opportunity to inspect and investigate every aspect of the Assets, including all matters related to legal status or requirements, physical condition, title, leasing, contracts, and other matters of significance. Buyer specifically acknowledges and agrees that, except for the specific representations and warranties set forth in Article 2, the Assets are being sold in an "AS IS" condition and "WITH ALL FAULTS" as of the date of this Agreement and as of the Closing.

     2.20 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in Article 2, neither of the Sellers nor any other Person makes any express or implied representation or warranty on behalf of the Sellers, and each of the Sellers hereby disclaims any such representation or warranty whether by the Sellers or any of their respective Affiliates, officers, directors, employees, agents or representatives or any other Person.

     2.21 FULL DISCLOSURE. To the Knowledge of the Sellers, the representations and warranties contained in this Article 2, as supplemented by the Sellers' schedules and DISCLOSURE SCHEDULE, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary, to make the representations and warranties contained in this Article 2, as supplemented by the Sellers' schedules and DISCLOSURE SCHEDULE, in the light of the circumstances under which they were made, not misleading.

     2.22 DISTRIBUTORS. Set forth on Schedule 2.22 is a true and complete list of the Distributors.

     2.23 REAL PROPERTY.

          (a) Schedule 1.1(a)(i) sets forth a complete and correct list and the legal descriptions of the Real Property. Sellers are not a party to any contract, lease or other agreement regarding the Real Property, other than this Agreement and the documents set forth on Schedule 2.23.

          (b) Except for liens for current taxes not yet due and payable, the Sellers have good and marketable title to the Real Property and valid leasehold interests in and to all real property that is the subject of leases included in the Contracts (the "Leased Property"), which Real Property and Leased Property interests are not subject to any rights of any other person or entity that are superior to such interests of Sellers, other than easements of record and the documents set forth on Schedule
     2.23. The easements of record and those set forth on Schedule 2.23 do not materially interfere with the present use or occupation of the Real Property or Leased Property.

          (c) True, correct and complete copies of the real property leases included in the Contracts (including without limitation any amendments and underlying leases) are attached to Schedule 1.1(a)(v). Such leases contain the entire agreement between the landlord of each Leased Property and the appropriate Seller and there are no other agreements between the landlord and the Sellers affecting such Leased Property. Such leases are in full force and effect and all of the representations and warranties of the Sellers therein are true and correct. No material default of the tenant and/or subtenant (if any) has occurred under any of such leases nor has any event occurred which, with the giving of notice or the passage of time or both would constitute a material default of the tenant and/or subtenant (if any) thereunder. Any default under such leases has been cured within applicable cure periods provided thereby. Without limiting the generality of the foregoing, the tenant and/or subtenant (if any) under such leases, is current in the payment of all rent due thereunder and has not prepaid more than one month's rent thereunder. To the Sellers' Knowledge, no default of the landlord has occurred under any such leases nor has any event occurred which, with the giving of notice or the passage of time or both would constitute a default of the landlord thereunder. To the Sellers' Knowledge, there are no claimed set-offs against rent due, claims for indemnification by any party, known claims or litigation regarding the Leased Property. The Sellers have free and unimpeded vehicular and pedestrian access to the Leased Property via a dedicated public way or appurtenant easements.

          (d) The Sellers have all necessary approvals, certificates, consents, permits and licenses, including but not limited to all water and irrigation licenses and permits, (all of which are in current effect and in final, non-appealable form) to use and operate the Business at or on the Real Property and the Leased Property. The Sellers have not violated or failed to hold any valid and effective certificates of occupancy, or certificates relating to electrical work, subdivision, zoning or other approvals, consents, permits and licenses (including, without limitation, building, housing, safety, fire, health subdivision, zoning and similar permits and approvals) required by applicable law with respect to any Real Property or Leased Property. The Real Property and Leased Property is free from any use or occupancy restrictions, except those imposed by applicable subdivision and zoning laws, ordinances and regulations which permit the current use of the Real Property and Leased Property, and from all special taxes or assessments, except those specified on Schedule 2.23. Except as set forth on Schedule 2.23, the Real Property and Leased Property and the Sellers' use and operation thereof complies in all material respects with all (i) federal, state and local directives, laws, ordinances, policies, rules, regulations, requirements, and statutes applicable thereto (including, without limitation, applicable building, health, fire, safety, subdivision, zoning and other similar regulatory laws, ordinances , codes and regulations and the Americans with Disabilities Act ) (collectively, "Property Laws"), and (ii) insurance requirements applicable to any buildings and improvements. To the Sellers' Knowledge, the Sellers have not received, nor is there, any notice of any non-compliance with any Property Laws regarding the Real Property or Leased Property, which have not been resolved. None of the Real Property or Leased Property is located within a flood plain requiring flood insurance, or evidence of such insurance is attached to Schedule 2.23.

          (e) Neither the whole nor any portion of the Real Property or Leased Property is subject to any governmental decree or order to be sold nor, to the Sellers' Knowledge, is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore nor has any such condemnation, expropriation or taking been proposed. To the Sellers' Knowledge, there are no zoning or other land-use regulation proceedings, or any change in any applicable Property Laws, which could affect the use, operation or value of the Real Property or Leased Property affected thereby in any material respect, and the Sellers have not received written notice of any special assessment proceedings affecting the Real Property or Leased Property which have not been resolved.

          (f) All Improvements on the Real Property and all structures, buildings, building systems (including without limitation roof, HVAC, electrical, plumbing, sprinklers and fire safety systems), irrigation systems, fixtures and other improvements, together with the systems and facilities servicing such structures, buildings, fixtures and other improvements, located on the Leased Property (collectively, the "Leased Property Improvements") are (i) in good working order and repair (ordinary wear and tear excepted) and (ii) suitable for the use presently being made of such Improvements and Leased Property Improvements by the Sellers.

          (g) All water, sewer, gas, electric, communications, telephone, irrigation and drainage facilities and all other utilities required by law or for the present use and operation of the Real Property and Leased Property ("Utilities Facilities") are: (i) installed to the boundary lines of the Real Property or Leased Property and the buildings and vineyards situate thereon, (ii) all connected and operating pursuant to valid permits,  consents  and  approvals,  (iii)  adequate  to  service  the Real
     Property and Leased Property and to permit compliance with all Property Laws and the present usage of the Real Property and Leased Property, and
     (iv) are connected to the Real Property or Leased Property by means of one or more public or private easements extending from the Real Property or Leased Property to one or more public streets, public rights-of way or utility facilities ("Appurtenant Easements"). None of the Improvements, Leased Property Improvements or Utility Facilities located on the Real Property or Leased Property (v) encroaches on the property of others or
     (vi) relies on any facilities located on other property not subject to Appurtenant Easements (A) to comply with any Property Laws, or (B) for agricultural use, structural support, material building systems, operations, Improvements or Utility Facilities. All of the Utility Facilities not located on the Real Property or Leased Property are situate within and comply at all times with the provisions of the Appurtenant Easements.

          (h) The Sellers have not committed or obligated themselves in any manner whatsoever to assign or sublease any Real Property or Leased Property to any person or entity. Except as provided on Schedule 2.23, the Sellers have not committed or obligated themselves in any manner whatsoever to place any encumbrance on any Real Property or Leased Property or any portion thereof. Except as provided on Schedule 2.23, the Sellers have not hypothecated or assigned any rents or income from the Real Property or Leased Property, or any portion thereof, in any manner.

          (i) Except as provided on Schedule 2.23, the Sellers have not caused any work or improvements to be performed upon or made to any of the Real Property or Leased Property for which there remains outstanding any material payment obligation that could result in the imposition of any lien on any Real Property, Leased Property, Improvements or Leased Property Improvements, except for the imposition of Permitted Liens. Prior to the date of this Agreement, or as provided elsewhere in this Agreement, Sellers have delivered (or will deliver) to Buyer true and correct copies of all deeds to the Sellers, approvals, certificates, consents, easements, encumbrances, instruments, licenses, mortgages, permits, surveys, title insurance policies and other documents relating to or affecting the title to the Real Property and Leased Property that are in the possession, custody or control of the Sellers.

          (j) To Sellers' Knowledge, the winery wastewater treatment systems at any of the Real Property, including without limitation such systems which utilize ponds and wetlands as part of the treatment process: (i) are being operated, maintained and monitored in compliance with all applicable Environmental Laws and Legal Requirements and in accordance with applicable Operation and Maintenance Manuals and procedures; (ii) are fulfilling the wastewater treatment purposes for which they were created; and (iii) do not require significant modification to maintain continued proper operation and compliance with Environmental Laws and Legal Requirements and fulfillment of wastewater treatment purposes. The Sellers have all easements and rights to operate the winery wastewater treatment systems and to utilize the pipelines on adjoining properties in connection with such systems. Such easements and rights are fully transferable to Buyer at Closing Date.

                                   ARTICLE 3
                                   ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers on the date hereof and on and as of the Closing Date as follows:

     3.1 CORPORATE ORGANIZATION; ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York. Buyer has full power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets.

     3.2 AUTHORIZATION; ETC. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered, and no other corporate or other action is necessary to effect such execution and delivery; and this Agreement is the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally, and (ii) courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money.

     3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Articles of Incorporation or Bylaws of Buyer, (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under or cause the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which Buyer is a party, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, upon any property or assets of Buyer under any debt, obligation, contract, agreement or commitment to which Buyer is a party or by which Buyer is bound, or (d) violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

     3.4 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for approvals to be obtained from the State of California Department of Alcoholic Beverage Control and Board of Equalization, (the "California Authorities") the United States Bureau of Alcohol, Tobacco and Firearms (the "ATF"), and the notification requirements and expiration or termination of the applicable waiting period under the HSR Act, no material consent, approval or authorizations of, or declaration, filing or registration with, any governmental regulatory authority or third Person is required in connection with the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby. To the best of Buyer's knowledge, there is no existing circumstance related to Buyer that would prevent Buyer from obtaining the approvals specified above.

     3.5 FUNDS. Buyer has available a commitment attached hereto as EXHIBIT C (the "Commitment") from the Chase Manhattan Bank and Chase Securities Inc. (collectively, "Chase") or will use its reasonable efforts to seek other funding to provide sufficient funds to enable Buyer to consummate the transactions contemplated herein. The Commitment is subject only to the terms and conditions stated therein. Buyer is in full compliance with its credit facilities including without limitation the credit facility referred to in the Commitment. Buyer will take all reasonable steps necessary to cause Chase to fund the Commitment or for Buyer to otherwise obtain sufficient funding for Buyer to consummate its obligations hereunder. Buyer has no knowledge Chase will not fund the Commitment. Buyer will not take any action that could reasonably be expected to adversely affect the certainty of Buyer's ability to consummate the transactions contemplated hereby or obtain the financing contemplated by the Commitment or otherwise in amounts sufficient to enable Buyer to consummate the transactions contemplated hereby.

     3.6 Omitted.

     3.7 DISCLOSURE OF INFORMATION. Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Assets pursuant to this Agreement. Buyer has had an opportunity to ask questions and receive answers from Sellers regarding the terms and conditions of sale of the Assets and the business, properties, prospects and financial condition of the Business.

     3.8 INVESTMENT EXPERIENCE. Buyer can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchase of the Assets.

     3.9 Omitted.

     3.10 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 3, Buyer nor any other Person makes any express or implied representation or warranty on behalf of the Buyer, and Buyer hereby disclaims any such representation or warranty whether by the Buyer or any of their respective Affiliates, officers, directors, employees, agents or representatives or any other Person.

                                   ARTICLE 4
                                   ---------

                  CONDUCT OF BUSINESS PENDING THE CLOSING DATE

     Sellers hereby agree that, pending the Closing Date, and except as otherwise consented to or approved by Buyer in writing:

     4.1 REGULAR COURSE OF BUSINESS. Sellers shall conduct the Business in the ordinary course and substantially in the same manner as heretofore conducted. Without limiting the generality of the foregoing:

          (a) Sellers will not change in any manner the rate or terms of compensation or bonus payable or to become payable to any management employee, or change in any manner the rate or terms of any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any management employee;

          (b) Sellers will not enter into any grape purchase contract;

          (c) Sellers will not enter into any agreement to do any of the things described in clause (a) or (b) above;

          (d) The Sellers will use their best efforts to preserve their rights to, and the goodwill associated with, the Intellectual Property.

          (e) Subject to the terms and condition of this Agreement, Sellers will use their reasonable efforts to keep available the services of the Employees, and preserve the goodwill, reputation, and present relationships of the Business with its suppliers, customers, licensors, and others having such business relations with the Business.

          (f) Except in the ordinary course of business, or except upon the written consent of the Buyer, no Seller will (i) sell, lease, transfer, or otherwise dispose of any of the Assets, (ii) create or permit to exist any lien on the Assets other than Permitted Liens, or (iii) make any new commitments for capital expenditures in the Business.

          (g) No Seller will accelerate or delay the manufacture, shipment, or sale of any inventory in a manner inconsistent with past practices, including, without limitation, sell inventory to distributors in excess of quantities which would constitute, as of the Closing Date, the lesser of
     (i) inventories beyond which the distributor has historically purchased during the comparable period in the prior year or (ii) a fifteen (15) day supply for distributors located in the State of California and a forty-five
     (45) day supply for other distributors (any such excess referred to herein as "Loaded Sales to Distributors").

          (h) The Sellers will (i) use reasonable efforts to maintain the Assets in good repair, order, and condition, normal wear and tear excepted, (ii) maintain their records relating to the Assets in the usual, regular, and ordinary manner on a basis consistent with past practices, and (iii) use reasonable efforts to perform and comply with their obligations under the Contracts. The Sellers will not make any material alterations to the Assets, other than in the ordinary course of business consistent with past practices, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed.

     4.2 ORGANIZATION. Each of Seller shall use its best efforts to preserve its existence and business organization intact, to keep available to Buyer, the officers and key employees employed in the Business, and to preserve for Buyer the Business's relationships with lenders, suppliers, customers and others having business relations with the Business.

     4.3 INSURANCE; PROPERTY. Each Seller shall continue to insure all property, real, personal and mixed, owned or leased by such Seller and used in the Business, including the Assets, in the manner contemplated in Section 2.14 and all such property shall be used, operated, maintained and repaired in a careful and reasonable manner. Notwithstanding the foregoing, in the event of any casualty affecting the Assets after the date hereof and prior to the Closing Date (i) in an amount less than $200,000, Sellers shall have no obligation to repair or restore the Assets provided Sellers assign to Buyer at Closing any proceeds available to Sellers under any policy of casualty insurance covering the Assets, and (ii) in an amount equal to or greater than $200,000, Sellers shall have no obligation to repair or restore the Assets provided if Sellers do not repair or restore such Assets prior to the Closing Date, Buyer's obligations to effect the transactions contemplated herein shall be relieved, and Buyer may, in its sole discretion, terminate this Agreement pursuant to Section 8.1 without further obligation to Sellers.

For a period of twelve (12) months from the Closing Date, the Sellers shall maintain, on an occurrence basis, comprehensive General Liability Insurance (including, without limitation, contractual liability insurance and products liability insurance) covering claims arising out of Sellers' operation of the Business, and out of products or services sold by, or manufactured by Seller in connection with the operation of the Business, on or prior to the Closing Date, with limits of at least $1,000,000 for each occurrence, with a $25,000,000 aggregate limit, naming the Buyer as additional insured. Such policies shall be written so that Buyer will receive 30 days written notice of any cancellation and reasonable notice of any non-renewal or material change in coverage.

     4.4 NO DEFAULT; AMENDMENT. Each Seller shall use its best efforts not to do any act or omit to do any act, or permit any act or omission to act, that will cause a breach of any material Contract. Neither Seller shall amend any material Contract except in the ordinary course of business and with prior notice to Buyer, provided that any amendment to a Contract or Contracts that individually, or in the aggregate, increases the liability of Sellers by more than $100,000.00 requires the written consent of the Buyer.

     4.5 COMPLIANCE WITH LAWS. Each Seller shall duly comply with all Legal Requirements applicable to it and its properties, operations, business and employees.

     4.6 NO ACQUISITIONS; EXCLUSIVITY. Sellers shall not approve or undertake, whether as the surviving, disappearing, acquiring or selling entity, any other merger, consolidation, asset acquisition or disposition, tender offer or other takeover transaction with respect to the Business or Assets or furnish or cause to be furnished any information concerning the Business or Assets to any Person (other than to Buyer) that is interested in any such transaction. Sellers shall not solicit or encourage, or pursue any unsolicited, inquiries or proposals for the acquisition of all or any part of the capital stock, property, assets or business of the Business or Assets.

                                   ARTICLE 5
                                   ---------

                         COVENANTS OF SELLERS AND BUYER

     5.1 FULL ACCESS. Sellers shall afford to Buyer, its counsel, accountants and other authorized representatives reasonable access to Sellers' properties, books and records to the extent they relate to the Business or Assets in order that Buyer may have full opportunity to make such reasonable investigations as Buyer shall desire to make of the Business. Sellers will cause Sellers' employees and accountants to furnish such additional financial and operating data and other information relating to the Business or Assets as Buyer shall from time to time reasonably request. Any such investigation shall be conducted during normal business hours in such a manner so as not to interfere unreasonably with the operations of SVI and TRVG, and Buyer shall not contact any sales representatives, distributors, brokers, customers, suppliers or employees of Sellers concerning the transactions contemplated by this Agreement without the prior written consent of Sellers.

     5.2 CONSENTS, REMOVAL OF OBJECTIONS. It is the intent of Buyer and Sellers to consummate the purchase and sale of Assets hereunder at the earliest practicable time, and they respectively agree to exert their reasonable efforts to cause the Closing to occur.

          (a) Omitted.

          (b) ANTITRUST NOTIFICATION. Each of Sellers and Buyer will as promptly as practicable, but in no event later than January 31, 2001, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Sellers shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Sellers and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Sellers and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Assets.

          (c) OTHER REGULATORY APPROVALS. Each of Sellers and Buyer will as promptly as practical seek the approval of the California Authorities and of the ATF for the transactions contemplated hereby including the transfer of any licenses, permits, registrations and authorizations necessary for operation of the Business. Such approval shall be sought in compliance with applicable laws and regulations. Each of Buyer and Sellers shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with seeking such approval. Sellers and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from the

     California Authorities and the ATF, and shall comply promptly with any such inquiry or request. Each of Sellers and Buyer will use its reasonable efforts to obtain the approval of the California Authorities and the ATF for the purchase and sale of the Assets. For a period of one (1) year following the Closing, Sellers shall cooperate with Buyer in connection with Buyer's efforts to obtain "use-up" rights with respect to labels and trade dress included in the Assets, including, if so requested by Buyer, confirmation to federal and state alcoholic beverage authorities that the Buyer is authorized by the Sellers to use such labels and trade dress.

          (d) GOVERNMENTAL CONSENTS. Buyer and Sellers agree to use reasonable efforts to obtain the consents and permits described in Section 6.3.

     5.3 EMPLOYEES.

          (a) From the date of this Agreement, Sellers shall afford to Buyer, its counsel, and other authorized representatives reasonable access to the Employees, except to the extent an Employee appears on Schedule 5.3 (the "Unavailable Employees"), and the employment records thereof, for the purpose of Buyer making a determination, in its sole discretion, as to which Employees Buyer will extend offers of employment. Buyer shall be permitted to make employment offers to all Employees, except the Unavailable Employees. Any such Employee who accepts employment with Buyer on the Closing Date is herein referred to as a "Transferred Employee". Nothing herein shall obligate Buyer to extend employment offers.

          (b) Buyer shall provide wages and salaries to the Transferred Employees that are comparable, in the aggregate, to those provided by Sellers as of the Closing Date and shall give each Transferred Employee past service credit under its compensation and benefit plans and arrangements for service with Sellers prior to the Closing Date as if such service had been with Buyer; PROVIDED that such credit for past service with Sellers shall be solely for purposes of vesting and eligibility, but not benefit accrual. Sellers, in accordance with their past practices, shall not offer or pay any severance pay to an Employee who is offered employment by Buyer except if the offer of employment would have required a significant increase in commute time to and from work, a significant increase in travel time (sales), or would have required the Employee to relocate.

          (c) For a period of one (1) year after the Closing Date, neither Sellers nor any Affiliates of the Sellers shall directly or indirectly induce or attempt to induce in any manner any Transferred Employee to leave the employment of Buyer or any Affiliate of Buyer nor employ or offer employment to any Employee to whom Buyer has made an offer of employment.

     5.4 FURTHER ASSURANCES. Buyer and Sellers shall each execute and deliver such instruments and take such other actions as the other parties may reasonably require in order to carry out the intent of this Agreement. After the Closing, Sellers shall from time to time, at the reasonable request of Buyer and without cost or expense to Sellers, execute and deliver such other instruments, documents or agreements of conveyance and transfer and take such other actions, including, without limitation, assistance in the reduction to possession of any Assets, as Buyer or its counsel may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Assets.

     5.5 PUBLIC ANNOUNCEMENTS. Sellers and Buyer agree that immediately after execution of this Agreement, Buyer may make a public announcement and issue a press release in a form to be reasonably agreed upon by the parties. Otherwise, except as required by law or in response to a request by regulatory or judicial authorities having jurisdiction over the applicable party, neither party will disclose to any third party the Confidential Information (as defined in the Confidentiality Agreement) of the other parties, the terms of the proposed transaction or the nature of discussions without the prior written permission of the other party, other than information regarding the transaction which becomes publicly available without violation of the terms hereof; provided, that neither party is precluded by this Agreement from confidential discussions with its stockholders, partners, key employees, legal counsel, accountants, banks and other agents or advisors as reasonably deemed necessary by each party, respectively, in order to facilitate the transaction contemplated hereby; and provided further, that Buyer shall not be required to obtain the consent of
Sellers to enter into confidential discussions about the transactions contemplated by this Agreement with potential private equity sources or to make any press release or public statement required by law or any securities exchange upon which Buyer's stock is publicly traded. Notwithstanding the foregoing, if either of the Sellers or any of their officers, directors, stockholders, general partners, key employees, legal counsel, accountants, banks or other agents or advisors has or obtains any "material non-public" information (as contemplated in Regulation FD of the Securities and Exchange Commission, herein referred to as "Regulation FD") of the Business or the Buyer or its Affiliates, such Sellers and their officers, directors, stockholders, general partners, key employees, legal counsel, accountants, banks and other agents and advisors shall hold in confidence, and shall not disclose, such material non-public information unless and until the Buyer or its Affiliates have publicly disclosed such information in compliance with Regulation FD. Sellers shall obtain agreement from any such officers, directors, stockholders, general partners, key employees, legal counsel, accountants, banks and other agents or advisors to whom such
Confidential Information or terms of the proposed transaction have been disclosed, to abide by the obligations in this paragraph relating to holding in confidence "material nonpublic" information of the Business or the Buyer or its Affiliates.

     5.6 ACTIONS OF BUYER AFFECTING REPRESENTATIONS AND WARRANTIES. Buyer shall not take any action, nor suffer or permit to be taken any action, that would cause any representations and warranties of Buyer contained in Article 3 hereof to be incorrect on or as of the Closing Date.

     5.7 ACTIONS OF SELLERS AFFECTING REPRESENTATIONS AND WARRANTIES. Sellers shall not take any action, nor suffer or permit to be taken any action, that would cause any representations and warranties of Sellers contained in Article 2 to be incorrect on or as of the Closing Date.

     5.8 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the period between the date hereof and the Closing, Sellers shall promptly notify Buyer in writing of the discovery by any of the Sellers of: any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or inaccuracy in any representation or warranty made by the Sellers in this Agreement; any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or inaccuracy in any representation or warranty made by Sellers in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; any breach of any covenant or obligation of any of the Sellers contained in this Agreement; and any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 6 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.8 affects anything set forth in the DISCLOSURE SCHEDULE, then the Sellers shall promptly deliver to Buyer an update to the DISCLOSURE SCHEDULE (a "Disclosure Schedule Update") specifying such change. No such Disclosure Schedule Update shall be deemed to supplement or amend the DISCLOSURE SCHEDULE for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement as of the Closing, or (ii) determining whether the conditions set forth in Article 6 have been satisfied.

     5.9 CONDUCT PENDING THE CLOSING. The parties shall not take any action, or omit to take any action, that could threaten or prevent the Closing of the transaction contemplated by this Agreement, provided that nothing contained herein shall restrict a party's right to terminate this Agreement pursuant to
Section 8.1.

     5.10 ACCESS BY SELLERS; BOOKS AND RECORDS. Buyer shall cooperate with the Sellers to make available to the Sellers all financial, tax and other information (including the books and records of the Business), and the personnel file of each Transferred Employee reasonably required by the Sellers in connection with (i) any audit or other investigation by any taxing authority or any required returns, responses to inquiries, reports or submissions (including any consolidated financial or statutory reporting obligations and including any tax returns or replies to the tax inquiries of the Sellers or their Affiliates) to governmental authorities with respect to the Business related to periods beginning prior to the Closing Date or (ii) matters relating to insurance coverage of the Business, third-party litigation, claims, proceedings and investigations. Buyer shall preserve such information and the books and records for a period at least as long as Buyer's internal procedures and policies would require. Notwithstanding the foregoing, risk of loss or damage for such information after Closing shall remain with Sellers and the Buyer shall have no liability or responsibility therefor so long as the Buyer has acted in good faith to comply with its obligations under this Section 5.10.

     5.11 PLANT CLOSINGS. Buyer shall not, at any time prior to the 61st day following the Closing Date, without fully complying with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Business or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Business. If Buyer takes any action within 180 days after the Closing Date which independently, or in connection with any reduction in the size of the work force of the Business occurring within the ninety day period prior to the Closing Date, could be construed as a "plant closing" or "mass layoff" as those terms are defined in the WARN Act, Buyer shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide such notice.

     5.12 CERTAIN FINANCIAL INFORMATION.

          (a) Sellers shall, from the date hereof, provide, or cause to be provided to, Buyer and assist in the preparation by Buyer of, audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the Business for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or an underwritten private offering of debt or equity, and shall provide such management representation letters and shall cause its outside public accountants to deliver such consents and comfort letters as are customary under applicable accounting standards, as promptly as reasonably practicable, but in no event later than forty-five (45) days after receipt of such request. Buyer shall be responsible for the costs and expenses incurred in the connection with such preparation, review and audit. Sellers agree that Buyer may use, and Sellers shall deliver such consents and shall authorize their outside public accountant to deliver such consents, as may reasonably be requested by Buyer to the use of the financial and other information provided pursuant to this Section 5.12, or any other information provided by Sellers to Buyer specifically for the following purposes, in any registration statement, prospectus, offering memorandum, Form 8-K or other public filing, or other document at any time on and after the date of this Agreement.

          (b) In addition to the foregoing, for a period of 15 months from the date hereof, from time to time Buyer may request, and Sellers shall provide, assistance in the preparation by Buyer of such audited and unaudited financial and other information of the type, and for the purposes, described in Subsection (a) above, and Sellers shall provide such management representation letters and cause its outside public accountants to deliver such consents and comfort letters as are customary for such purposes under applicable accounting standards, as promptly as reasonably practicable, but in no event later than forty-five (45) days after receipt of such request. Buyer shall be responsible for the costs and expenses incurred in the connection with such preparation, review and audit.

     5.13 BULK SALES. The Buyer and Sellers hereby waive compliance with any bulk sales or similar laws which may be applicable to the transactions contemplated hereby.

     5.14 DISTRIBUTORS. Promptly after the date hereof, the Sellers shall give notice to the Distributors with respect to the distribution of products associated with the TRV Trademarks. Such notice shall be in the form attached hereto as Schedule 5.14, and shall be delivered to the Distributors as designated on that Schedule.

     5.15 MUTUAL ASSISTANCE ON ACCOUNTS RECEIVABLE. In the event Buyer, SVI or TRVG receives payment on receivables owned by the other, then each shall promptly repay to the other owning such receivables the amount erroneously received with respect thereto.

     5.16 TRANSITION SERVICES. SVI and Buyer shall enter into a transition services agreement in the form attached hereto as EXHIBIT D (the "Transitional Services Agreement").

     5.17 TITLE MATTERS.

          (a) The Sellers shall deliver or cause to be delivered to Buyer promptly following the execution of this Agreement, all title insurance policies and/or commitments (including any preliminary title reports) and survey maps in the Sellers' possession regarding the Real Property and Leased Property.

          (b) The Sellers, at their expense, shall deliver to Buyer no later than fourteen (14) days prior to the Closing Date current instrument survey maps ("Surveys") of the Real Property and Leased Property, dated no earlier than thirty (30) days before the Closing Date, and prepared: (i) by a surveyor selected by Buyer and (ii) in accordance with the latest Minimum Standard Detail Requirements for ALTA Land Title Surveys, certified to Buyer, the Title Seller and such other parties as Buyer may designate, with a form of certificate and Table A requirements depicted in a manner satisfactory to Buyer, in its sole and absolute discretion, showing all the Real Property and Leased Property, together with all improvements thereon, and all easements, rights-of-way and encroachments affecting the Real Property and certifying its exact acreage.

          (c) The Sellers and Shareholder shall use commercially reasonable efforts to assist Buyer in obtaining the Title Commitment and Title Policy referenced in Section 6.9 of this Agreement.

     5.18 LIENS. The Sellers shall obtain releases of all Permitted Liens and Security Interests set forth on Schedule 2.7.

     5.19 SELLERS' FINANCIAL STATEMENTS. At least 10 days prior to the Closing Date, Sellers shall deliver to Buyer:

          (a) the audited balance sheet of SVI as of June 30, 2000, and the related audited income statement for the fiscal year then ended, and footnotes thereto;

          (b) the unaudited balance sheet of SVI as of December 31, 2000, and the related unaudited income statement for the six months then ended which Sellers' accountants will have reviewed in accordance with SAS 71;

          (c) the unaudited balance sheet of TRVG as of December 31, 2000, and the related unaudited income statement for the twelve months then ended;

          (d) the Balance Sheet and the related income statement for the six months then ended and the footnotes and details related thereto which Sellers' accountants will have reviewed in accordance with SAS 71; and (e) the audited balance sheet of the Business as of June 30, 2000, and the related audited income statement for the fiscal year then ended and footnotes and details thereto.

The balance sheets of SVI and related income statements delivered to Buyer pursuant to this Section 5.19 shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis, shall fairly present the financial condition and results of operations of SVI as of the dates and for the periods presented, and shall be consistent with the books and records of SVI. The Balance Sheet and related income statement delivered to Buyer pursuant to this Section 5.19 shall be prepared consistent with the Accounting Methodology and using generally accepted accounting principles, consistently applied, except as set forth in the Accounting Methodology, shall fairly present the financial condition and operations of the Business as of December 31, 2000, and the six month period then ended, and shall be consistent with the books and records of the Business. The balance sheet of the Business as of June 30, 2000, and related income statement delivered to Buyer pursuant to this Section 5.19 shall be prepared consistent with the Accounting Methodology and using generally accepted principles, consistently applied, except as set forth in the Accounting Methodology, shall fairly present the financial condition and operations of the Business as of June 30, 2000, and the fiscal year then ended, and shall be consistent with the books and records of the Business.

     At least 15 days prior to the Closing Date, Sellers shall deliver the Pro Forma Closing Balance Sheet to Buyer which shall be prepared in the same manner as the Balance Sheet.

     5.20 BUSINESS INFORMATION.

          (a) In connection with any future sale by Constellation Brands, Inc. ("CBI") of its securities, the Sellers acknowledge that the underwriter may require that certain business information relating solely to the Business be included in the prospectus or offering memorandum. Therefore, Sellers hereby agree (i) to use during the 24 months following the date hereof commercially reasonable efforts to provide CBI with, and to cooperate with CBI in compiling such necessary information, and (ii) that such information may be included in such prospectus or offering memorandum. Buyer shall reimburse Sellers for all Sellers' out-of-pocket costs related to the performance of Sellers' obligation under this Section 5.20.

          (b) Incident to any prospectus or offering memorandum referred to in this Section 5.20, and subject to applicable law, the Buyer will indemnify and hold harmless each Seller from and against any and all Damages to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Damages arise out of the use, publication or distribution of the prospectus or offering memorandum.

                                   ARTICLE 6
                                   ---------

                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligation of Buyer to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Sellers contained herein, in the DISCLOSURE SCHEDULE, and in all certificates and other documents delivered by Sellers to Buyer, pursuant hereto or in connection with the transactions contemplated hereby, shall be true and correct, and in each case shall be as of the date when made and as of the Closing Date as though such representations and warranties were made at each such date (unless otherwise expressly limited to a specific date or period), provided that this condition shall be deemed waived by Buyer for purposes of this condition (but shall remain a breach for purposes of indemnification in Section 9.2) so long as any failures of such representations and warranties to be true and correct have not resulted or do not result in any adverse change in or effect on the Business or the Assets involving or likely to involve, in the aggregate, an amount equal to or in excess of $3,000,000.

     6.2 PERFORMANCE. Sellers shall have performed and complied with all covenants, agreements, obligations, terms and conditions required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date, and all other terms and conditions to be satisfied by Sellers as provided herein shall have been satisfied.

     6.3 CONSENTS. All consents from governmental agencies required to consummate the transactions contemplated hereby shall have been obtained. Buyer shall have obtained all government licenses that are necessary to conduct the winery business it intends to conduct with the Assets, including, without limitation, appropriate licenses and permits from the California Authorities and the ATF and all permits, registrations, certificates, licenses, approvals and authorizations required under any Environmental Law. In addition, all consents required by those Contracts set forth on Schedule 6.3 shall have been obtained.

     6.4 HSR; NO PROCEEDING OR LITIGATION.

          (a) Any applicable waiting periods under the HSR Act shall have been terminated or expired;

          (b) there shall not be any pending or threatened action or proceeding, whether administrative or judicial, that shall have been brought on behalf of or shall otherwise involve any governmental agency or authority and that is directed toward challenging, restraining, prohibiting or invalidating any of the transactions contemplated by this Agreement; and

          (c) there shall not be any pending action or proceeding, whether administrative or judicial, that shall have been brought on behalf of or shall otherwise involve any other Person and that is directed toward challenging, restraining, prohibiting or invalidating any of the transactions contemplated by this Agreement, except for actions or proceedings as to which Buyer shall have received a written opinion of counsel for Buyer (which shall be subject only to such qualifications as are customarily included in opinions of this type) to the effect that there is no material likelihood that such Person will prevail in such action or proceeding.

     6.5 OPINIONS OF COUNSEL. Buyer shall have received an opinion of counsel to Sellers, dated as of the Closing Date, in the form of EXHIBIT E attached hereto.

     6.6 CERTIFICATES. Buyer shall have received a certificate dated the Closing Date from each of the Sellers, certifying (i) the incumbency of each officer of each of the Sellers who has signed this Agreement or any instrument delivered in connection with this Agreement, which certificate shall contain specimens of the signatures of each of the officers whose incumbency is certified, and (ii) as to the matters set forth in Sections 6.1 and 6.2.

     6.7 ADVERSE CHANGES. No material Adverse Effect shall have occurred since the date of the Balance Sheet.

     6.8 FUNDS. The Commitments shall have been funded; PROVIDED, HOWEVER, if any failure to fund shall be due to a breach by Buyer of Buyer's representations and warranties set forth in Section 3.5, the condition set forth in this Section
6.8 shall be deemed satisfied.

     6.9 TITLE TO REAL PROPERTY.

          (a) Buyer shall have obtained from Chicago Title Company (the "Title Company") a commitment to issue (the "Title Commitment") on the date of Closing, upon the sole condition of the payment by Buyer of its regularly scheduled premium, its latest standard ALTA Form (with the "creditor's rights" exclusion deleted (or equivalent)) owner's policy of title insurance (the "Title Policy"), insuring in an amount reasonably related to the appraised value of Real Property and Leased Property obtained as the result of the appraisal set forth in Section 1.3(b), that fee simple title in and to the Real Property and the Buyer's leasehold interests in and to the Leased Property will, as of Closing, be vested of record in the Buyer, subject to no exceptions other than those acceptable to Buyer, in its sole and absolute discretion, and those exceptions expressly approved by Buyer in Schedule 6.9.

          (b) The receipt by Buyer of satisfactory evidence, in Buyer's sole discretion, that there are no governmental regulations or legal restrictions which would interfere with the current use of the Property by the Buyer, and that Sellers possess or have all appurtenant easements required to utilize and maintain the pipelines over, under or through adjoining properties between 4614 West Turner Road and 5852 West Turner Road.

     6.10 FIRPTA CERTIFICATE.

     Buyer shall have received either (a) a certificate of non-foreign status as described in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively the "Code") from each Seller who is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate, or (b) a certification, signed by the Presidents of the Sellers (as provided in Section 1445 of the Code) stating under penalty of perjury that such Seller is not and during the last five years has not been a United States Real Property Holding Corporation as such term is defined in
Section 897 of the Code.

     6.11  TRANSITIONAL   SERVICES.  At  the  Closing,  SVI  shall  execute  the
Transitional Services Agreement.

     6.12 LIST OF PAYABLE AND ACCOUNTS RECEIVABLE. At the Closing, Sellers shall deliver to Buyer a list of all accounts payable of the Business as of the date two days prior to the Closing Date and a list of all accounts receivable as of the Closing Date. Two days after the Closing Date, Sellers shall deliver a list of all accounts payable and receivable of the Business to the Buyer.

                                   ARTICLE 7
                                   ---------

                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligation of Sellers to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained herein shall be in all material respects true and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at each such date.

     7.2  PERFORMANCE.   Buyer  shall  have  performed  and  complied  with  all
covenants, agreements, obligations, terms and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date and all other terms and conditions to be satisfied by Buyer as provided herein shall have been satisfied.

     7.3 HSR; NO PROCEEDING OR LITIGATION.

          (a) Any applicable waiting periods under the HSR Act shall have been terminated or expired;

          (b) there shall not be any pending or threatened action or proceeding, whether administrative or judicial, that shall have been brought on behalf of or shall otherwise involve any governmental agency or authority and that is directed toward challenging, restraining, prohibiting or invalidating the transactions contemplated by this Agreement; and

          (c) there shall not be any pending action or proceeding, whether administrative or judicial, that shall have been brought on behalf of or shall otherwise involve any other Person and that is directed toward challenging, restraining, prohibiting or invalidating any of the transactions contemplated by this Agreement, except for actions or proceedings as to which Sellers shall have received a written opinion of counsel for Buyer (which shall be subject only to such qualifications as are customarily included in opinions of this type) to the effect that there is no material likelihood that such Person will prevail in such action or proceeding.

     7.4  CONSENTS.   All  consents  from  governmental   agencies  required  to
consummate the transactions contemplated hereby shall have been obtained.

     7.5 OPINIONS OF COUNSEL. Sellers shall have received the opinion of counsel to Buyer, dated as of the Closing Date, in the form of EXHIBIT F, attached hereto.

     7.6 CERTIFICATE. Sellers shall have received a certificate dated the Closing Date from Buyer certifying (i) the incumbency of each officer of Buyer who has signed this Agreement or any instrument delivered in connection with this Agreement on behalf of Buyer, which certificate shall contain specimens of the signatures of each of the officers whose incumbency is certified, and (ii) as to the matters set forth in Sections 7.1 and 7.2.

     7.7 TRANSITIONAL SERVICES. At the Closing, Buyer shall execute the Transitional Services Agreement.

                                   ARTICLE 8
                                   ---------

                           TERMINATION AND ABANDONMENT

     8.1 METHODS OF TERMINATION. This Agreement may be terminated, and the purchase and sale of Assets herein contemplated may be abandoned:

          (a) by mutual written consent of Sellers and Buyer;

          (b) by Buyer on or after April 15, 2001, if any of the terms or conditions to be met or performed as required in Article 6 of this Agreement shall not have been met or performed, or waived in writing by Buyer on or prior to such date, provided such failure of a condition is not due to the action or inaction of Buyer in breach of the terms of Article 5;

          (c) by Sellers on or after April 15, 2001, if any of the terms or conditions to be met or performed as required in Article 7 of this Agreement shall not have been met or performed, or waived in writing by Sellers, on or prior to such date, provided such failure of a condition is not due to the action or inaction of one or both Sellers in breach of the terms of Article 5; or

          (d) By Buyer as provided in Section 4.3 in the event of certain casualty affecting the Assets.

     8.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment by Buyer or either Sellers, pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate, and the purchase and sale of the Assets contemplated herein shall be abandoned, without further action by Buyer or Sellers. If this Agreement is terminated as provided herein:

          (a) each party shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) notwithstanding anything to the contrary contained herein, Buyer, upon termination of this Agreement pursuant to Section 8.1(b), or 8.1(d) and Sellers, upon termination of this Agreement pursuant to Section 8.1(c), shall have the right to pursue any remedies available to it at law or in equity.

                                   ARTICLE 9
                                   ---------

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

          (a) The respective representations and warranties of Buyer and Sellers contained herein or in any certificate, document or other writing delivered pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto. Representations and warranties shall survive until the first anniversary of the Closing Date, except that the representations and warranties set forth in Section 2.11, shall survive until the termination of applicable statutes of limitation; provided, however, that if, at any time on or prior to the first anniversary of the Closing Date if either Buyer delivers to Sellers, or the Sellers deliver to the Buyer a written notice indicating that Buyer has on the one hand, or Sellers have on the other hand, determined, in good faith, that there has been a breach of any such representation or warranty, then the obligation of Sellers or Buyer, as applicable, to indemnify and hold harmless Buyer or Sellers, as applicable, with respect to such breach shall survive until all indemnification claims relating to such breach have been fully and finally resolved.

          (b) The respective covenants of Buyer and Sellers contained herein or in any certificate, document or other writing delivered pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto. The covenants of Sellers and Buyer set forth in this Agreement shall survive until fully performed in accordance with this Agreement; provided, however, that nothing stated herein shall waive in any manner the right of Buyer or Sellers to enforce their respective rights for any breach of a covenant by the other prior to such full performance.

     9.2 INDEMNIFICATION BY SELLERS. Each of SVI and TRVG jointly and severally shall indemnify Buyer, its affiliates and each of their respective officers, directors, employees and agents (each a, "Buyer Indemnified Party") and hold them harmless from any Damages suffered or incurred by any such Buyer Indemnified Party to the extent arising from (a) any breach by either of the Sellers of any representation or warranty contained in this Agreement or in any certificate, instrument or other document delivered pursuant hereto to the extent and during the period such representation or warranty survives the Closing, (b) any breach of any covenant of such Seller contained in this Agreement, (c) waiver of compliance with bulk sales laws which may be applicable to the transactions contemplated hereby, and (d) the Retained Liabilities, PROVIDED, HOWEVER, that:

               (i) Sellers shall not have any liability under clause (a) above unless the aggregate of all Damages relating thereto for which Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $3,000,000 (the "Threshold Damages") and then only to the extent of any such excess; and

               (ii) Sellers' aggregate liability under clause (a) above shall in no event exceed $100,000,000; provided, however, that the limitations set forth in (i) and (ii) shall not apply to any breach of a representation or warranty, set forth herein, or in any schedule, certificate, instrument or other document delivered pursuant hereto, by Sellers when Sellers had Knowledge of such breach on or prior to Closing.

     Buyer acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9.2.

     Buyer further acknowledges and agrees that, other than the representations and warranties of Sellers specifically contained in this Agreement, there are no representations or warranties of Sellers either expressed or implied with respect to the Business or Assets.

     9.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify each of the Sellers, their affiliates and each of their respective officers, directors, employees and agents (each a, "SVI Indemnified Party") against and hold them harmless from any Damage suffered or incurred by any such SVI Indemnified Party to the extent arising from (a) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith, (b) any breach of any covenant of Buyer contained in this Agreement (including without limitation the covenants regarding the conduct of the inspection of inventory set forth in Section 1.4(c)), (c) any assertion against either of the Sellers of any obligations or liabilities of Buyer, including any such obligations or liabilities in the Contracts assumed by Buyer under Section 1.1(b)(i), (d) any claim against any SVI Indemnified Party relating to the use of the Assets or the operation of the Business by Buyer after the Closing Date, other than a claim related to the Excluded Assets or Retained Liabilities, or for which Buyer is responsible under this Section 9.3 or (e) any material damage to the Real Property or other Assets caused by Buyer or its representatives or consultants during the course of due diligence; provided, however, that:

               (i) Omitted.

               (ii) Buyer shall not have any liability under clause (a) above unless the aggregate of all Damages relating thereto for which Buyers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to the Threshold Damages and then only to the extent of any such excess; and

               (iii) Buyer's aggregate liability under clause (a) above shall in no event exceed an amount equal to $100,000,000.

     Sellers acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9.3.

     Sellers acknowledge and agree that, other than the representations and warranties of Buyer specifically contained in this Agreement, there are no representations or warranties of Buyer either expressed or implied with respect to the transactions contemplated hereunder.

     9.4 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto, pursuant to Sections 9.2 and 9.3 shall terminate to the extent the applicable representation or warranty or covenant terminates pursuant to Section 9.1; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

     9.5 PROCEDURES RELATING TO INDEMNIFICATION. In order for a SVI Indemnified Party or a Buyer Indemnified Party (either, an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the indemnifying party, within ten business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

     If a Third Party Claim is made against an Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

     9.6 SELLERS' REPRESENTATIVE.

          (a) Each Seller hereby irrevocably authorizes, directs and appoints Richard Cuneo (the "Representative") to act as the sole and exclusive agent, attorney-in-fact and representative of such Seller, Seller's representatives and successors, assigns and designees (the "Seller Parties") to (i) take any and all actions (including executing and delivering any documents), incurring any costs and expenses for the account of the Seller Parties and making any and all determinations which may be required or permitted to be taken by them in connection with this Article 9 or the Escrow Agreement; (ii) exercise such rights, power and authority as are authorized, delegated and granted to the Representative under this Agreement; and (iii) exercise such rights, power and authority as are incidental to the foregoing. It shall be the obligation of the Representative to inform each Seller Party of all notices received and all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by him, and he shall act only as directed jointly by those Seller Parties holding a majority in interest in the Escrow; provided, that Buyer shall have no obligation to confirm that the Representative has taken all necessary action or received appropriate direction. Any actions, exercises of rights, power or authority and any decisions or determinations made by the Representative in good faith and in accordance with this Section 9.6(a) shall be absolutely and irrevocably binding on each Seller Party as if each Seller Party personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Seller Party's individual capacity.

          (b) With respect to the matters covered by or related to this Section 9 and the Escrow Agreement, (i) each Seller Party irrevocably relinquishes such Seller Party's right to act independently and other than through the Representative with respect to such subject matter (except with respect to the right to vote with the other Seller Parties as to the direction of the Representative as to any action, decision, notice or exercise of rights on behalf of the Seller Parties, and with respect to the removal and/or the appointment of a successor Representative), and (ii) no Seller Party shall have any right to institute any suit, action or proceeding against the Buyer or the Escrow Agent with respect to any such matter (except in the case of fraud on the part of the Buyer or in the case of fraud or gross negligence on the part of the Escrow Agent), any such right being irrevocably and exclusively delegated to the Representative. Without limiting the generality of the foregoing, any notice hereunder delivered to Buyer by Sellers other than through the Representative shall be of no effect, and each notice delivered by Buyer or any other Buyer Indemnified Party to the Representative shall be effective as against each such Seller Party.

          (c) The Representative may resign at any time upon thirty (30) days notice by submitting a written resignation to the Seller Parties, with a copy to the Buyer at their addresses as set forth in Section 10.5. The Representative may be removed any time upon notice of action taken jointly by those Seller Parties holding a majority in interest in the Escrow. In the event of the removal, death, physical or mental incapacity or resignation of the Representative, the Seller parties shall promptly (and in any event within thirty (30) days of notice of such event) appoint a successor Representative.

          (d) Richard Cuneo hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as Representative in accordance with this Agreement and the Escrow Agreement.

     Nothing in this Agreement is intended to impose, and nothing in this Agreement shall be interpreted as imposing, upon the Representative, as
Representative, any personal liability, personal economic obligation, or personal guarantee in favor of any party to this Agreement or any third party. The Sellers agree to severally (in proportion to their respective ownership interests in the Escrow) indemnify and hold the Representative harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative, arising out of or in connection with carrying out his duties hereunder, including the costs and expenses of defending himself against any claim of liability in connection with the exercise or performance of any of their powers or duties hereunder (including the reasonable fees, expenses and disbursements of their counsel(s)).

                                   ARTICLE 10
                                   ----------

                            MISCELLANEOUS PROVISIONS

     10.1 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, or the transactions contemplated hereby, except as provided for in Section 1.4, shall be solely and finally settled by binding arbitration in San Francisco, California in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association. By written notice to the other party, either party may demand that a disputed matter be submitted to arbitration. In the demand notice, the party shall specify the nature of the dispute. Within twenty (20) days of the notice, each party shall nominate an arbitrator. Within thirty (30) days of the nomination and appointment of the two arbitrators, the two arbitrators shall select a third arbitrator, and if they fail to do so, a neutral arbitrator shall be chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     10.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended or supplemented only by written agreement of Buyer and Sellers at any time prior to the Closing Date with respect to any of the terms contained herein.

     10.3 WAIVER OF COMPLIANCE. Any failure of Sellers or Buyer to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     10.4 EXPENSES; ATTORNEYS' FEES. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided in this Agreement, each party shall pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement. If any action is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party as determined by the arbitrator(s) shall be entitled to recover reasonable attorneys' fees and other costs incurred in arbitration, as determined by the arbitrator(s), in addition to any other relief to which such party may be entitled.

     10.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telex or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three
(3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of telex or telecopy notice, when sent, if answer back or confirmation received, and addressed to the party at its address set forth immediately below, or at such other address as the party shall have furnished the other parties in accordance with this Section.

          (a) If to either of the Sellers, to:

                           Sebastiani Vineyards, Inc.
                           389 Fourth Street East
                           Sonoma, CA  95476-5790
                           Fax:  (707) 933-3371

                           Attention: Don Sebastiani

                           with a copy to:

                           Sebastiani Vineyards, Inc.
                           389 Fourth Street East
                           Sonoma, CA  95476-5790
                           Fax:  (707) 933-3367

                           Attention: Mary Ann Sebastiani Cuneo

                           with a copy to:

                           Sebastiani Vineyards, Inc.
                           389 Fourth Street East
                           Sonoma, CA  95476-5790
                           Fax:  (707) 933-3367

                           Attention: Richard Cuneo
                           with a copy to:

                           Morrison & Foerster, LLP
                           425 Market Street
                           San Francisco, CA 94105
                           Fax:  (415) 268-7522

                           Attention: Robert S. Townsend, Esq.

          (b) If to Buyer, to:

                           Canandaigua Wine Company, Inc.
                           116 Buffalo Street
                           Canandaigua, New York  14424
                           Fax: (716) 396-8870

                           Attention: Office of General Counsel

                           with a copy to:

                           Nixon Peabody, LLP
                           Clinton Square
                           P.O. Box 31051
                           Rochester, New York  14603-1051
                           Fax: (716) 263-1600

                           Attention: James A. Locke III, Esq.

or to such other persons or addresses as Buyer or the Sellers shall furnish to the other in writing.

     10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Buyer shall have the right to assign this Agreement and all or any part of Buyer's rights, interests or obligations hereunder to any Affiliate of Buyer, provided that Buyer shall not be relieved of its obligations under this Agreement in the event such Affiliate fails to perform. Otherwise, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Buyer or Sellers without the prior written consent of the other party.

     10.7 GOVERNING LAW. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by
Section 1646.5 of the California Civil Code (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

     10.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, the DISCLOSURE SCHEDULE and the other documents referred to herein which form a part hereof, excluding the Confidentiality Agreement between the parties dated May 12, 2000 (the "Confidentiality Agreement") embody the entire agreement and understanding of Buyer and Sellers in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between Buyer and Sellers including, without limitation, those set forth in the Confidentiality Agreement.

     10.10 THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     10.11 CERTAIN DEFINITIONS.

     "Accounting Firm" shall have the meaning set forth in Section 1.4(a) hereof.

     "Accounting Methodology" shall mean the accounting principles, reserve methodology and procedures described on Schedule 1.4(a) hereto.

     "Adjusted  Closing  Purchase  Price"  shall have the  meaning  set forth in
Section 1.4(b) hereof.

     "Adverse Effect" means any change in or effect on the business, operations, properties or financial condition of the Business or the Assets that is adverse to such business, operations, properties or financial condition other than changes or effects arising from the execution of this Agreement, any announcement of this Agreement, the consummation of the transactions contemplated hereby or from general economic, market or industry conditions.

     "Affiliate" has the meaning assigned thereto in Rule 405, as currently promulgated under the Securities Act of 1933, as amended.

     "Agreement" means this Purchase Agreement dated as of January 30, 2000.

     "Approvals" shall have the meaning set forth in Section 2.17 hereof.

     "Appurtenances" shall have the meaning set forth in Section 1.1(a)(ii) hereof.

     "Assets" shall have the meaning set forth in Section 1.1(a) hereof.

     "Assumed Liabilities" shall have the meaning set forth in Section 1.1(b) hereof.

     "ATF" shall have the meaning set forth in Section 3.4 hereof.

     "Balance Sheet" shall have the meaning set forth in Section 2.4 hereof.

     "Business" shall have the meaning set forth in the recitals of this Agreement.

     "Buyer" shall have the meaning set forth in the recitals of this Agreement.

     "Buyer Indemnified Party" shall have the meaning set forth in Section 9.2 hereof.

     "California Authorities" shall have the meaning set forth in Section 3.4 hereof.

     "Closing" shall have the meaning set forth in Section 1.3(a) hereof.

     "Closing Balance Sheet" shall have the meaning set forth in Section 1.4(a) hereof.

     "Closing Date" shall have the meaning set forth in Section 1.3(a) hereof.

     "Closing Purchase Price" shall have the meaning set forth in Section 1.3(a)(i)(A) hereof.

     "COBRA" shall have the meaning set forth in Section 2.13(d) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Plan" shall have the meaning set forth in Section 2.13(a) hereof.

     "Confidential  Information  Memorandum" shall have the meaning set forth in
Section 2.20(b).

     "Confidentiality  Agreement"  shall have the  meaning  set forth in Section
10.9 hereof.

     "Contracts" shall have the meaning set forth in Section 1.1(a)(v) hereof.

     "Damages" means the amount of any loss, damage, injury, liability, claim, fee (including any legal fee, expert fee, accounting fee or advisory fee) demand, settlement, judgment, award, fine, penalty, tax, charge or cost.

     "Disclosure Schedule Update" shall have the meaning set forth in Section 5.8(b) hereof.

     "Disclosure Schedule" shall have the meaning set forth in Article 2 hereof.

     "Distributors" shall mean the distributors, wholesalers, and brokers used by the Sellers in the Business, whether in the United States or elsewhere.

     "DOJ" shall have the meaning set forth in Section 5.2(b) hereof.

     "Employee" shall have the meaning set forth in Section 2.12(a) hereof.

     "Employee Welfare Plan" shall mean any employee welfare benefit plan, as defined in Section 3(1) of ERISA, whether or not terminated, including, but not limited to, any severance agreement or plan, any material fringe benefit plan or program, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, personnel policy, vacation time, holiday pay, bonus programs, service award, moving expense reimbursement program, tool allowance, safety equipment allowance, and sick leave, which any Seller or any Member of the Controlled Group has at any time within the past six (6) years maintained, made contributions to, obligated itself to make contributions to, or had any other liability with respect to.

     "Environmental Law" shall mean all Legal Requirements concerning protection of the environment and/or human health and/or regulating Hazardous Substances, including, but not limited to, the following, each as amended: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss.1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1471 et seq.; Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq.; Refuse Act, 33 U.S.C. ss.ss. 407 et seq.; Safe Drinking Water Act, 42 U.S.C. ss.ss. 300(f) et seq.; Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss.ss. 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. ss.ss. 65 et seq. to the extent it includes the emission of any Hazardous Substance and includes any Hazardous Substance for which hazard communication standards have been established; California Hazardous Substance Account Act, California Health & Safety Code ss.ss. 25300 et seq.; California Asbestos Notification Laws, California Health & Safety Code ss.ss. 25915 et seq.; California Hazardous Waste Control Law, California Health & Safety Code ss.ss. 22100 et seq.; California Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code ss.ss. 25500 et seq.; California Clean Air Act, California Health & Safety Code ss.ss. 39608 et seq.; California Toxic Pits Cleanup Act, California Health & Safety Code ss.ss. 25208 et seq.; California Pipeline Safety Act, California Government Code ss.ss. 51010 et seq.; California Toxic Air Contaminants Law, California Health & Safety Code ss.ss. 39650 et seq.; California Porter-Cologne Water Quality Act, California Water Code ss.ss. 13000 et seq.; California Toxic Injection Well Control Act, California Health & Safety Code ss.ss.25159.10 et seq.; California Safe Drinking Water and Toxic Enforcement Act of 1986, California Health & Safety Code ss.ss. 25249.5 et seq.; California Underground Storage Tank Act, California Health & Safety Code ss.ss. 25280 et seq.; California Occupational Carcinogens Control Act, California Labor Code ss.ss. 9000 et seq.; any other laws of this nature applicable to the Assets or operation of the Business; and all regulations promulgated under any of the foregoing.

     "Equipment" shall have the meaning set forth in Section 1.1(a)(iv) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" means those Assets described in Schedule 1.1(c) attached hereto.

     "Final Closing Balance Sheet" means the balance sheet prepared by the Accounting Firm for the purposes provided in Section 1.4.

     "FTC" shall have the meaning set forth in Section 5.2(b) hereof.

     "Hazardous Substance" shall mean any substance, material, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, acutely hazardous, toxic, radioactive, or dangerous under any Legal Requirements, as well as any "solid waste", industrial waste, industrial wastewater sewage, asbestos or asbestos containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas useable as fuel, or polychlorinated biphenyls (PCBs).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Improvements" shall have the meaning set forth in Section 1.1(a)(iii) hereof.

     "Indemnified Party" shall have the meaning set forth in Section 9.5 hereof.

     "Inventory" shall have the meaning set forth in Section 1.1(a)(vii) hereof.

     "Inventory Adjustment" shall have the meaning set forth in Section 1.5 hereof.

     "Knowledge" of either Seller means the actual knowledge, after a diligent investigation of the type reasonably required to impart actual knowledge of the facts in questions, of any of Don Sebastiani, Mary Ann Sebastiani Cuneo, Sam Sebastiani, Richard Cuneo, Richard Conley, Paul Bergna, James O'Connor, Robert Carroll, Emma Swain, and Victoria Bonnington.

     "Legal Requirement" means all federal, state, local, municipal, law, statute, ordinance, code, rule, regulation, requirement, specification of any federal, state, county, municipal or local governmental body that is in force.

     "Listed Employee" shall have that meaning set forth in Section 5.3(a) hereof.

     "Loaded Sales to Distributors" shall have that meaning set forth in Section 4.1(g).

     "Member of the Controlled Group" means each trade or business, whether or not incorporated, that would be treated as a single employer with either Seller under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

     "Minimum Damages" shall have the meaning set forth in Section 6.1 hereof.

     "Multiemployer Plan" shall have the meaning set forth in Section 2.13(a) hereof.

     "Notice of Disagreement" shall have the meaning set forth in Section 1.4(a) hereof.

     "Offer to  Purchase"  shall  have the  meaning  set forth in  Section  10.9 hereof.

     "Partnership Agreement" means the partnership agreement dated as of the 27th of April, 1994, by and between MAJiC Vice, Inc., a California corporation, Lucinco, Inc., a California corporation, and E.T.K., Inc., a California corporation.

     "Permitted Liens" shall have the meaning set forth in Section 2.7(b)(ii) hereof.

     "Person"  shall include any  individual,  firm,  corporation,  partnership,
government,   governmental  agency  or  other  entity,   whether  acting  in  an
individual, a fiduciary or any other capacity.

     "Pro Forma Closing Balance Sheet" shall mean the balance sheet of the Business estimated as of February 28, 2001, prepared by Sellers in good faith, and delivered to Buyer fifteen (15) days prior to the Closing Date.

     "Real Property" shall have the meaning set forth in Section 1.1(a)(i) hereof.

     "Receivables" shall have the meaning set forth in Section 1.1(a)(viii) hereof.

     "Retained Liabilities" shall have the meaning set forth in Section 1.1(a) hereof.

     "Security Interests" means all deeds of trust, mortgages, pledges, liens, security interests, encumbrances, restrictions, charges, limitations, adverse claims, or other agreements relating to disposition of any kind.

     "Sellers" means SVI and TRVG.

     "Survival Period" shall have that meaning set forth in Section 9.1 hereof.

     "SVI" means Sebastiani Vineyards, Inc.

     "SVI Indemnified Party" shall have the meaning set forth in Section 9.3 hereof.

     "Third Party Claim" shall have the meaning set forth in Section 9.5 hereof.

     "Threshold Damages" shall have the meaning set forth in Section 9.2(a)( i) hereof.

     "Total Shareholders Equity" shall be that accounting entry bearing the same title on the Pro Forma Balance Sheet, the Closing Balance Sheet, or the Final Closing Balance Sheet, as the case may be.

     "Transferred Employee" shall have the meaning set forth in Section 5.3(a) hereof.

     "TRV Brandnames" shall have the meaning set forth in Section 1.1(a)(vi) hereof.

     "TRV Trademarks" shall have the meaning set forth in Section 1.1(a)(vi) hereof.

     "TRVG" means Tuolomne River Vintners Group.

     "Unavailable Employees" shall have the meaning set forth in Section 5.3(a).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                        CANANDAIGUA WINE COMPANY, INC., a New York corporation



                        By: /s/ Jon Moramarco
                            -------------------------------------------------
                            Jon Moramarco, President


                        SEBASTIANI VINEYARDS, INC., a Delaware corporation



                        By: /s/ Don Sebastiani
                            -------------------------------------------------
                            Don Sebastiani, Chief Executive Officer


                        TUOLOMNE RIVER VINTNERS GROUP, a California partnership

                        By: MAJiC Vine, Inc., a California corporation,
                            General Partner


                        By: /s/ Mary Ann Sebastiani Cuneo
                            -------------------------------------------------
                            Mary Ann Sebastiani Cuneo, President


                        By: Lucinco, Inc., a California corporation,
                            General Partner


                        By: /s/ Sam Sebastiani
                            -------------------------------------------------
                            Sam Sebastiani, President


                        By: E.T.K. Inc., a California corporation,
                            General Partner


                        By: /s/ Don A. Sebastiani
                            -------------------------------------------------
                            Don A. Sebastiani, President

The undersigned agrees to be bound by the obligations and duties of Sellers' Representative set forth in Section 9.6.


/s/ Richard Cuneo
-----------------
Richard Cuneo